                            STOCK PURCHASE AGREEMENT

                                       BY

                                    AND AMONG

                               F.Y.I. INCORPORATED

                          IMAGE ENTRY ACQUISITION CORP.

                                IMAGE ENTRY INC.
                        IMAGE ENTRY OF OWSLEY COUNTY INC.
                        IMAGE ENTRY OF INDIANAPOLIS INC.
                        IMAGE ENTRY FEDERAL SYSTEMS INC.
                          IMAGE ENTRY OF ARKANSAS INC.
                           IMAGE ENTRY OF ALABAMA INC.

                                       AND

                               THE SHAREHOLDERS OF

                                IMAGE ENTRY INC.
                        IMAGE ENTRY OF OWSLEY COUNTY INC.
                     IMAGE ENTRY OF INDIANAPOLIS COUNTY INC.
                        IMAGE ENTRY FEDERAL SYSTEMS INC.
                          IMAGE ENTRY OF ARKANSAS INC.
                           IMAGE ENTRY OF ALABAMA INC.

                                 March 31, 2001

                                TABLE OF CONTENTS

ARTICLE I.        PURCHASE AND SALE............................................2

      1.1         Purchase of Stock............................................2
      1.2         Purchase Price Adjustment....................................2
      1.3         Closing Price Adjustment.....................................2
      1.4         Earnouts.....................................................3
      1.5         Earnings Treatment...........................................3

ARTICLE II.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...........3

      2.1         Authorization................................................3
      2.2         Organization, Existence and Good Standing of the Company.....3
      2.3         Capital Stock of the Companies...............................4
      2.4         Subsidiaries.................................................5
      2.5         Financial Statements.........................................5
      2.6         Accounts and Notes Receivable................................6
      2.7         Permits and Intangibles......................................6
      2.8         Tax Matters..................................................6
      2.9         Assets and Properties........................................9
      2.10        Real Property Leases; Options...............................10
      2.11        Environmental Laws and Regulations..........................10
      2.12        Contracts...................................................11
      2.13        No Violations...............................................13
      2.14        Government Contracts........................................13
      2.15        Consents....................................................13
      2.16        Litigation and Related Matters..............................13
      2.17        Compliance with Laws........................................14
      2.18        Intellectual Property Rights................................14
      2.19        Employee Benefit Plans......................................14
      2.20        Employees; Employee Relations...............................16
      2.21        Insurance...................................................18
      2.22        Interests in Customers, Suppliers, Etc......................18
      2.23        Business Relations..........................................18
      2.24        Officers and Directors......................................19
      2.25        Bank Accounts and Powers of Attorney........................19
      2.26        Absence of Certain Changes or Events........................19
      2.27        Document Management Services and Storage....................20
      2.28        Disclosure..................................................20
      2.29        Authority; Ownership; Other Interests.......................21
      2.30        Preemptive Rights...........................................21
      2.31        Validity of Obligations.....................................21
      2.32        Absence of Claims Against the Company.......................21

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF FYI AND BUYER.............21

      3.1         Organization and Authorization..............................21
      3.2         No Violations...............................................21
      3.3         Consents....................................................22

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                                TABLE OF CONTENTS

                                   (Continued)

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                                                                            ----

      3.4         FYI Stock...................................................22
      3.5         Capitalization of FYI and Ownership of FYI Stock............22
      3.6         Business; Real Property; Material Agreements; Financial
                  Information.................................................22
      3.7         Conformity with Law and Litigation..........................23
      3.8         Disclosure..................................................23

ARTICLE IV.       COVENANTS OF THE PARTIES....................................23

      4.1         Course of Conduct by the Companies..........................23
      4.2         Approvals and Consents......................................25
      4.3         Investigations..............................................26
      4.4         Environmental Inspection....................................26
      4.5         Records Pertaining to the Companies.........................26
      4.6         Tax Elections...............................................27
      4.7         No Solicitation.............................................27
      4.8         Permitted/Required Payments of Compensation/Distributions
                  by the Companies............................................27
      4.9         Preparation and Filing of Tax Returns.......................28
      4.10        Covenants of the Companies Concerning Termination of
                  S Elections.................................................29
      4.11        Loan Agreement and Other Obligations........................32
      4.12        Receivables Guaranteed......................................33
      4.13        Option to Acquire Order Resource............................34
      4.14        Resale of FYI Stock.........................................35
      4.15        Operations of the Companies.................................35
      4.16        Credit and Debit Cards......................................35
      4.17        Affiliated Leases...........................................36

ARTICLE V.        CONDITIONS TO OBLIGATIONS OF BUYER..........................36

      5.1         Representations and Warranties..............................36
      5.2         Covenants of the Shareholders and the Companies.............36
      5.3         Certificates of the Companies and the Shareholders..........36
      5.4         Absence of Litigation.......................................36
      5.5         Consents and Approvals......................................36
      5.6         Certificates................................................37
      5.7         Estoppel Certificates.......................................37
      5.8         Final Financial Statements..................................37
      5.9         Compliance with Section 4.1.................................37
      5.10        Opinion of Counsel..........................................37
      5.11        No Material Adverse Effect..................................38
      5.12        No Transfers to Affiliates..................................38
      5.13        Due Diligence Review........................................38
      5.14        Noncompetition Agreements...................................39
      5.15        Termination of Related Party Agreements and Benefit Plans...39
      5.16        Shareholders' Release.......................................39
      5.17        Broker Release..............................................39

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                                   (Continued)

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      5.18        Employment Agreements.......................................39
      5.19        Stock Certificates..........................................39
      5.20        Resignations and Releases of Directors and Officers.........39
      5.21        Allocations of Consideration................................39

ARTICLE VI.       CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS...............40

      6.1         Representations and Warranties..............................40
      6.2         Covenants of FYI and Buyer..................................40
      6.3         Certificate of Buyer........................................40
      6.4         Absence of Litigation.......................................40
      6.5         Allocations of Consideration................................40
      6.6         Consents and Approvals......................................40
      6.7         Certificates................................................40
      6.8         Effectiveness of Registration Statement.....................41
      6.9         Transfer of Funds and FYI Stock.............................41
      6.10        Noncompetition Agreements...................................41
      6.11        FYI Material Adverse Effect.................................41
      6.12        Opinion of Counsel..........................................41

ARTICLE VII.      CLOSING.....................................................42

      7.1         Closing.....................................................42
      7.2         Delivery of the Company Shares..............................42
      7.3         Payments to the Shareholders................................42

ARTICLE VIII.     TERMINATION PRIOR TO CLOSING................................42

      8.1         Termination.................................................42

ARTICLE IX.       INDEMNIFICATION.............................................43

      9.1         Buyer's Losses..............................................43
      9.2         Environmental Indemnity.....................................44
      9.3         Employee Compensation and Benefits..........................45
      9.4         Seller Losses...............................................45
      9.5         Indemnification for Certain Tax Matters.....................46
      9.6         Notice of Loss..............................................46
      9.7         Right to Defend.............................................46
      9.8         Cooperation.................................................48
      9.9         Limitations on Damages......................................48

ARTICLE X.        THE SHAREHOLDERS' REPRESENTATIVE............................49

      10.1        Appointment of the Shareholders' Representative.............49
      10.2        Acceptance of Appointment...................................49
      10.3        Appointment Independent, Severable and Binding..............50
      10.4        Successor Shareholders' Representative......................50

ARTICLE XI.       MISCELLANEOUS...............................................50

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                                   (Continued)

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      11.1        Entire Agreement............................................50
      11.2        Successors and Assigns......................................50
      11.3        Counterparts................................................50
      11.4        Headings....................................................50
      11.5        Construction................................................50
      11.6        Modification and Waiver.....................................51
      11.7        Schedules, Etc..............................................51
      11.8        Notices.....................................................51
      11.9        GOVERNING LAW; CONSENT TO JURISDICTION......................52
      11.10       Survival of Covenants, Agreements, Representations and
                  Warranties..................................................53
      11.11       Publicity...................................................53
      11.12       Expenses....................................................53
      11.13       Third Party Beneficiaries...................................53
      11.14       Number and Gender of Words..................................53
      11.15       Specific Performance; Other Rights and Remedies.............54
      11.16       Prorations..................................................54
      11.17       Further Assurances..........................................54
      11.18       Brokers and Agents..........................................54
      11.19       Guaranty....................................................54
      11.20       Arbitration.................................................54

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 31st day of March, 2001 by and among F.Y.I. INCORPORATED, a Delaware corporation ("FYI"), IMAGE ENTRY ACQUISITION CORP., a Delaware corporation ("Buyer"), IMAGE ENTRY INC., a Kentucky corporation ("Image Entry"), IMAGE ENTRY OF OWSLEY COUNTY INC., a Kentucky corporation ("Image Owsley"), IMAGE ENTRY OF INDIANAPOLIS INC., an Indiana corporation ("Image Indianapolis"), IMAGE ENTRY FEDERAL SYSTEMS INC., a Kentucky corporation ("Image Federal"), IMAGE ENTRY OF ARKANSAS, INC., a Kentucky corporation ("Image Arkansas"), and IMAGE ENTRY OF ALABAMA, INC., an Alabama corporation ("Image Alabama") (each of Image Entry, Image Owsley, Image Indianapolis, Image Federal, Image Arkansas and Image Alabama, a "Company" and collectively, the "Companies"), and Bill D. Deaton, Judy A. Deaton, Christopher D. Deaton, Lori Deaton-Orr, Jeremy M. Deaton, Christopher D. Deaton, as Guardian for Tara Deaton, a Minor Child, and the Lucille Deaton Irrevocable Family GSTT Trust (each a "Shareholder" and collectively the "Shareholders") who constitute all of the shareholders of the Companies as described on Schedule 1.1 hereto, certain of which are members of Order Resource.com, LLC, and Bill D. Deaton as the Shareholders' representative (the "Shareholders' Representative"). Capitalized terms shall have the meanings ascribed to them in Annex I hereto.

                              W I T N E S S E T H:

      WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Companies;

      WHEREAS, the Shareholders desire to sell and convey to Buyer, and Buyer desires to purchase from the Shareholders, all of the outstanding capital stock of the Companies;

      WHEREAS, in connection with the purchase by Buyer from the Shareholders of all of the outstanding shares of capital stock of the Companies, Buyer and each of the Shareholders will enter into noncompetition agreements (the "Noncompetition Agreements");

      WHEREAS, the Boards of Directors of FYI, Buyer and of each of the Companies have approved and adopted this Agreement and intend that this transaction be treated as a "qualified stock purchase" by Buyer of the capital stock of each of the Companies and be subject to the application of Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

      1.1 Purchase of Stock. On the Closing Date, Buyer agrees to purchase from the Shareholders, and the Shareholders agree to sell to Buyer, all of the issued and outstanding shares of common stock of the Companies, as set forth on
Schedule 1.1 hereto (collectively, the "Company Shares") for a total consideration of $43,750,000 (the "Total Consideration"), with (i) $32,812,500 in cash payable to the Shareholders' Representative at the Closing, and (ii) shares of common stock of FYI, par value $.01 per share ("FYI Stock"), with a value of $10,937,500 as determined in the manner set forth in Schedule 1.1 hereto, to be issued by FYI, which FYI Stock shall be held by FYI and Buyer pursuant to the terms and conditions set forth in the following sentence. The $10,937,500 in FYI Stock shall be delivered by FYI and Buyer to the Shareholders' Representative upon satisfaction of certain aggregate earnings targets of the Companies following the Closing and as described on Schedule 1.1 hereto, with such shares of FYI Stock to be available as security and as an offset for any breach of the representations, warranties, covenants and agreements of the Companies and the Shareholders, including without limitation those warranties set forth in Section 4.12 hereof, and for the Shareholders' indemnification obligations, each as set forth herein, following which times the applicable amounts shall be available for release by Buyer to the Shareholders' Representative on behalf of the Shareholders less the amount of any claims then asserted by FYI or Buyer pursuant to Article IX hereof and dependent upon achievement of such above-described earnings targets.

      1.2 Purchase Price Adjustment. The Total Consideration shall be adjusted
(i) upward (or downward) on a dollar-for-dollar basis to the extent the aggregate tangible net worth of the Companies as reflected on the balance sheets of the Companies at the close of business on the Effective Date (the "Effective Date Balance Sheets") as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), is above (or below) $10,000,000 and (ii) downward $6.25 for each dollar ($1.00) that the Companies' cumulative earnings as determined in accordance with GAAP and including all operating expenses before (A) taxes, (B) goodwill related to the transaction described in this Agreement and (C) interest expense (such earnings as adjusted above, "EBIT") for the twelve-month period ended December 31, 2000 is less than $7,000,000. The parties stipulate that any earnings of the Companies reported for periods on or after January 1, 2001 (for purposes of the calculation above in this Section 1.2) or March 1, 2001 (for purposes of calculation of the Annual Share Release and the Earnouts) shall not be allocated to any prior time periods. The adjustments to the Total Consideration made pursuant to this
Section 1.2 are hereinafter collectively referred to as the "Closing Price Adjustment."

      1.3 Closing Price Adjustment. The Effective Date Balance Sheets shall be prepared in accordance with GAAP. Buyer shall have reasonable input into the preparation and verification of such Effective Date Balance Sheets. Within five
(5) days following the Closing, the Companies and the Shareholders' Representative shall promptly deliver a copy of the Effective Date Balance Sheet to Buyer after completion thereof. Within forty-five (45) days following the Closing, the Total Consideration shall be adjusted in an amount equal to the Closing Price Adjustment, if any, and the Shareholders shall promptly receive such Closing Price

Adjustment in the event of an upward adjustment or shall promptly return to FYI and Buyer such Closing Price Adjustment in the event of a downward adjustment.

      1.4 Earnouts. In accordance with, and subject to Schedule 1.1 hereto, the Shareholders shall be eligible to receive from FYI and Buyer up to $25,000,000 in cash and shares of FYI Stock based upon the financial performance of the Companies upon the terms and subject to the conditions set forth in Schedule 1.1 hereto (the "Earnouts").

      1.5 Earnings Treatment. All earnings and net cash flow of the Companies from and after January 1, 2001 (the "Effective Date") shall be for the benefit of Buyer and shall be acquired by Buyer at the Closing.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each of the Shareholders of the Companies, jointly and severally, represent and warrant to Buyer as follows:

      (A) Representations and Warranties of the Shareholders. Each of the Shareholders, jointly and severally, represent and warrant that all of the following representations and warranties with respect to such Company and its business and operations set forth in this Section 2(A) are true and correct as of the time of this Agreement and at the time of the Closing. Each of the Shareholders shall make the following representations and warranties only with respect to the Company or the Companies of which he, she or it is a Shareholder.

      2.1 Authorization. This Agreement has been duly executed and delivered by the Company and the Shareholders and constitutes the valid and binding obligation of each such party, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions"). The Company has full corporate power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby.

      2.2 Organization, Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. Set forth on Schedule 2.2 is a list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation. Set forth in Schedule 2.2 is a listing of all names of all predecessor companies for the past five (5) years of the Company, including the names of any entities from whom the

Company previously acquired material assets (and in the event of any such acquisitions, a copy of the related asset purchase agreements). In addition, set forth on Schedule 2.2 is a complete list of all the names under the Company does or has done business since its incorporation. Except as disclosed in Schedule 2.2, the Company has not been a subsidiary or division of another corporation or a part of an acquisition that was later rescinded. True, complete and correct copies of the Articles of Incorporation of the Company (certified copies of which shall be provided to Buyer within thirty (30) days after Closing) by and of the bylaws of the Company are attached hereto on Schedule 2.2 (the "Charter Documents"). Except as set forth on Schedule 2.2 the minute books of the Company, as heretofore made available to Buyer, are correct and complete in all material respects.

      2.3 Capital Stock of the Companies.

            (a) Image Entry's authorized capital stock consists of 20,000 shares of Common Stock, no par value per share, of which 400 shares are issued and outstanding; Image Owsley's authorized capital stock consists of 20,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding; Image Indianapolis' authorized capital stock consists of 20,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding; Image Federal's authorized capital consists of 20,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding; Image Arkansas' authorized capital stock consists of 2,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding; and Image Alabama's authorized capital stock consists of 1,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding; and such issued and outstanding Company Shares are held by the Shareholders as described in Schedules 1.1 and 2.3. All of the Company Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Shareholders hereby waive). There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof, except as set forth on Schedule 2.3. The membership interests of Order Resource.com, LLC, a Kentucky limited liability company ("Order Resource"), are held by certain of the Shareholders as members in the manner set forth on Schedule 2.3.

            (b) The Shareholders (i) own of record and beneficially and have good and marketable title to all of the issued and outstanding Company Shares in the manner set forth on Schedules 1.1 and 2.3, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, buy-sell agreements, rights of first refusal agreements, property settlement or marital dissolution agreements, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends and restrictions (collectively, "Liens"), and (ii) have the right to vote the Company Shares on any matters as to which any shares of the Common Stock of the Company are entitled to be voted under the laws of the state of incorporation of the Company and the Company's Charter Documents, free of any right of any other person.

      2.4 Subsidiaries. The Company does not presently own, of record or beneficially, or control directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      2.5 Financial Statements.

            (a) The Companies have previously furnished to Buyer the reviewed consolidated balance sheet of the Companies as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the three (3) fiscal years then ended, each as reviewed by Cloyd, Simons & Company, P.S.C., certified public accountants, together with the Companies unaudited consolidated balance sheets, management's statements of operations and shareholders' equity for the twelve-month period ended December 31, 2000 (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Companies as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP. The Companies have previously permitted Buyer full access to papers pertaining to the Financial Statements, including those work papers in the possession of or prepared by Cloyd, Simons & Company, P.S.C.

            (b) Except to the extent (and not in excess of the amounts) disclosed on Schedule 2.5 or reflected in the December 31, 2000 balance sheet included in the Financial Statements, the Companies have no liabilities or obligations (including, without limitation, Taxes (as defined in Section 2.8) payable and deferred Taxes or interest accrued since December 31, 2000) required to be reflected in the Financial Statements (or the notes thereto) in accordance with GAAP other than current liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 2000. The Companies have also disclosed to Buyer on Schedule 2.5, in the case of those liabilities that are contingent and required to be reflected on the Financial Statements in accordance with GAAP, a reasonable estimate of the maximum amount that may be payable. For each such contingent liability, the Companies have provided to Buyer the following information:

                  (i) A summary description of the liability together with the following:

                        (A) Copies of all relevant documentation relating thereto;

                        (B) Amounts claimed and any other action or relief sought; and

                        (C) Name of claimant and all other parties to the claim, suit or proceeding.

                  (ii) The name of each court or agency before which such claim, suit or proceeding is pending;

                  (iii) The date such claim, suit or proceeding was instituted;
            and

            (iv) A reasonable best estimate by the Companies of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the Companies' best estimate shall for purposes of this Agreement be deemed to be zero.

      2.6 Accounts and Notes Receivable. Set forth on Schedule 2.6 is an accurate list of the accounts and notes receivable of the Company, as of December 31, 2000 included within the Financial Statements, and including receivables from and advances to employees and the Shareholders. The Company shall provide Buyer with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. Except to the extent reflected on
Schedule 2.6, all such accounts and notes are legal, valid and binding obligations of the obligors collectible in the amount shown on Schedule 2.6, net of reserves reflected in such balance sheet. The Companies' invoices to customers are accurate in respect to services provided, except for matters that would not be reasonably likely to have a Material Adverse Effect (individually or in the aggregate).

      2.7 Permits and Intangibles. The Company holds all licenses, franchises, permits, orders, approvals, variances and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits or certificates, the absence of any of which would have a Material Adverse Effect (the "Material Permits"). An accurate list and summary description is set forth on Schedule 2.7 hereto of all such Material Permits. The Material Permits are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such Material Permit. The Companies have conducted and are conducting their businesses in compliance with the requirements, standards, criteria and conditions set forth in applicable licenses, franchises, permits, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing except where such noncompliance or violation individually or in the aggregate would not have a Material Adverse Effect with respect to the Companies. Except as specifically provided on Schedule 2.7, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to each Company by, any such Material Permits.

      2.8 Tax Matters. Except as set forth on Schedule 2.8:

            (a) The Company has filed all income tax returns required to be filed by the Company and all returns, reports and forms of other Taxes (as defined below) required to be filed by the Company (including the timely filing of any extensions with respect to such returns, reports and forms), and has paid or provided for all Taxes shown to be due on such returns and all such returns are accurate and correct in all material respects. No action or proceeding for the assessment or collection of any Taxes is pending against the Company and no notice of any claim for Taxes, whether pending or threatened, has been received; no deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Company that has not been fully paid or finally settled; and no issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No federal, state or foreign income tax returns of the Company have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period.

      All Taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. No Taxes will be assessed on or after the Closing Date against the Company for any tax period ending on or prior to the Closing Date other than those listed on Schedule 2.8, which Taxes (including without limitation the Taxes to be assessed as a result of the consummation of the transactions described herein such as the Clay County Business License Tax, the Laurel County Business License Tax, the City of Mount Vernon, Kentucky Occupational/Net Profits Tax, the Tennessee Franchise, Excise Tax, the Kentucky License Tax and the Indiana Non-Resident Shareholder Withholding, together with any similar Taxes not reflected on such schedule but excluding Taxes arising as a result of the ordinary course operations of the Companies with respect to such period) shall be accrued for on the Effective Date Balance Sheets or reflected in the Closing Price Adjustment. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

            (b) The Company is not a party to any Tax allocation or sharing agreement.

            (c) None of the assets of the Company constitute tax-exempt bond financed property or tax-exempt use property, within the meaning of
      Section 168 of the Code. The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

            (d) The Company is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            (e) The liabilities of the Company were incurred by the Company in the ordinary course of its trade or business.

            (f) The cash and FYI Stock to be received by the Shareholders in this transaction will be approximately equal to the fair value of the Company Shares surrendered in connection with the consummation of the transactions contemplated under this Agreement.

            (g) The Company has not made and has not agreed to make an "extraordinary distribution" (as determined under Treasury regulations
      Section 1.368-1T(e)(1)(ii)(A)) to its shareholders in connection with the transactions contemplated under this Agreement and no such distribution pursuant to Section 4.8 hereof shall be deemed an "extraordinary distribution".

            (h) Neither the Company nor a "Related Corporation" has within the last two (2) years redeemed or acquired any capital stock of the Company or entered into any agreement, arrangement or understanding to redeem or acquire any capital stock of the Company, nor will it redeem or acquire, or enter into any such agreement, arrangement or understanding to redeem or acquire, any capital stock of the Company at any time through the Closing Date. For purposes of this Section 2.8(h), a "Related Corporation" with respect to another corporation means (i) a corporation that is a member of the same "affiliated group" as determined under Section 1504(a) of the Code without regard to Section 1504(b), or
      (ii) a corporation that owns, or in which the other corporation owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Code Section 318(a) as modified by Code
      Section 304(c)). For purposes of the foregoing, a corporation will be considered as acquiring shares of stock acquired by a partnership (as determined for federal income tax purposes) in which it is a partner (as determined for federal income tax purposes).

            (i) There is no intercorporate indebtedness existing between Buyer and the Company that was issued, acquired or will be settled at a discount.

            (j) No stock of Buyer will be issued in the transaction.

            (k) The Company effected a valid election under Section 1362 of the Code to be taxed as an S corporation and has qualified and properly reported its operations as an S corporation within the meaning of Subchapter S of the Code and corresponding provisions of the laws of the state in which it is subject to tax at all times since the date set forth on Schedule 2.8. The Company will be required to utilize an accrual method of accounting after the consummation of the transactions set forth herein. The Company and the Shareholders are eligible to make an election under
      Section 338(h)(10) of the Code and any comparable election under any applicable state law.

            (l) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company are subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

            (m) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

            (n) There are no accounting method changes of the Company that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

            (o) The Company has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its Federal income returns, all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662(d) of the Code.

            (p) The Company has not been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for Taxes for any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (q) The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's Tax books and records.

            (r) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            (s) At the end of the last taxable year, the Company did not have aggregate Tax Losses for federal income Tax purposes except as set forth in Schedule 2.8.

      2.9 Assets and Properties.

            (a) Real Property. The Company does not own or hold any interest in real property (the "Real Property") other than as set forth in Schedule
      2.10. Except as set forth on such schedule, the Company has good and marketable title to all Real Property and none of the Real Property is subject to any Lien.

            (b) Personal Property. Except as set forth on Schedule 2.9 and except for inventory, supplies and other personal property disposed of or consumed, and accounts receivable collected or written off, and cash utilized, all in the ordinary course of business consistent with past practice, the Company owns all of its inventory, equipment and other personal property (both tangible and intangible) reflected on the latest balance sheet included in the Financial Statements or acquired since December 31, 1999, not disposed of in the ordinary course consistent with past good business practice, free and clear of any Liens, except for statutory Liens for current taxes, assessments or governmental charges or levies on property not yet due and payable.

            (c) Condition of Properties. The Real Property and the leasehold estates that are the subject of the Real Property Leases (as defined in Section 2.10) and the tangible personal property owned or leased by the Company are, except as set forth on Schedule 2.9, in good operating condition and repair, ordinary wear and tear excepted; and neither the Company nor the Shareholders have any Knowledge of any condition not disclosed herein of any such Real Property or leasehold estate that would materially affect the fair market value, use or operation of any Real Property or leasehold estate or otherwise have a Material Adverse Effect.

            (d) Compliance. The continued ownership, operation, use and occupancy of the Real Property and the improvements thereto, and the continued use and occupancy of the leasehold estates the subject of the Real Property Leases as currently operated, used and occupied will not violate any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant, the violation of which would be reasonably likely to have a Material Adverse Effect on the Companies. There are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of Real Property or the leasehold estates the subject of the Real Property Leases and no written notice of any such violation has been issued by any governmental authority, which violation would be reasonably likely to have a Material Adverse Effect.

      2.10 Real Property Leases; Options. Schedule 2.10 sets forth a list (summarizing the parties, lessor addresses, monthly rentals, square footages, the terms and any extensions and the function of any such property) and copies of (i) all leases and subleases under which the Company is lessor or lessee or sublessor or sublessee of any real property, together with all amendments, supplements, nondisturbance agreements, brokerage and commission agreements and other agreements pertaining thereto ("Real Property Leases"), (ii) all material options held by the Company or contractual obligations on the part of the Company to purchase or acquire any interest in real property, and (iii) all options granted by the Company or contractual obligations on the part of the Company to sell or dispose of any material interest in real property. Copies of all Real Property Leases and such options and contractual obligations have been delivered to Buyer. The Company has not assigned any Real Property Leases or any such options or obligations. There are no disputes, oral agreements or forbearance programs in effect as to any Real Property Lease; all facilities leased under the Real Property Leases (including alterations constructed by the Company) have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof; and all facilities leased under the Real Property Leases are supplied with utilities and other services necessary for the operation of said facilities. There are no liens on the interest of the Company in the Real Property Leases, with the exception of (i) Liens for taxes and assessments not yet due and payable and
(ii) those matters set forth on Schedule 2.10. The Real Property Leases and options and contractual obligations listed on Schedule 2.10 are in full force and effect and constitute binding obligations of the Company and the other parties thereto, and (x) there are no defaults thereunder and (y) no event has occurred that with notice, lapse of time or both would constitute a default by the Company or, to the best Knowledge of the Company and the Shareholders, by any other party thereto.

      2.11 Environmental Laws and Regulations.

            (a) To the best Knowledge of the Company and the Shareholders, (i) during the occupancy and operation of the "Subject Property" (as defined below) by the Company and prior to its occupancy and operation, the operations of the Subject Property, and any use, storage, treatment, disposal or transportation of "Hazardous Substances" (as defined below) that has occurred in, on, to, from or under the Subject Property prior to the date of this Agreement have been in compliance with all "Environmental Requirements" (as defined below); (ii) during the occupancy and operation of the Subject Property by the Company and prior to its occupancy or operation, no release, leak, discharge, spill, disposal, migration or emission of Hazardous Substances has occurred in, on, to, from or under the Subject Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements;
      (iii) the Subject Property is free of Hazardous Substances as of the date of this Agreement, except for the presence of small quantities of Hazardous Substances utilized by the Company or other tenants of the Subject Property in compliance with Environmental Requirements and in the ordinary course of their business; (iv) there is no pending or threatened litigation or administrative investigation or proceeding concerning the Subject Property or the Company or the Shareholders involving Hazardous Substances or Environmental Requirements; (v) there are no asbestos-containing materials or above-ground or underground storage tank systems located at the Subject Property; (vi) except as set forth on
      Schedule 2.11, the Company has never owned, operated, or leased any real property other than the Subject Property;
      (vii) the Company's transportation to or disposal at any off-site location of any Hazardous Substances from property now or formerly owned, operated or leased by the Company at the time of the Company's ownership, operation or lease thereof was conducted in full compliance with applicable Environmental Requirements; and (viii) the Shareholders are not aware of any facts, conditions or circumstances that could reasonably be expected to form the basis for a claim against the Company or Buyer of or relating to the Company's compliance or failure to comply with any Environmental Requirements.

            (b) Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Environmental Requirements" means all laws, statutes, rules, regulations, ordinances, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, state and local authorities, relating to the regulation or protection of human health and safety, worker health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling or other management of industrial or solid waste, hazardous waste, hazardous or toxic substances or chemicals, pollutants or Hazardous Substances, including without limitation, CERCLA (as defined below); the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; the 0.1 Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; and their state and local counterparts and equivalents.

            "Hazardous Substance" means (i) any "hazardous substance" as defined in ss.101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"), or any regulations promulgated thereunder, or the Occupational Safety and Health Act of 1970, as amended from time to time (29 U.S.C. ss. 651 et seq.), or any regulations promulgated thereunder; (ii) petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls and pesticides; or (iii) any additional substances or materials that have been or are currently classified or considered to be pollutants, hazardous or toxic under Environmental Requirements.

            "Subject Property" means all Real Property, all property subject to the Real Property Leases and any properties listed on Schedules 2.10 and 2.11.

      2.12 Contracts.

                  (a) Set forth on Schedule 2.12(a) is a list of the contracts, leases (except Real Property Leases, which are listed on Schedule 2.10), agreements, arrangements and commitments (whether oral (summaries only) or written) to which the Company is a party or by which its assets or business are bound (the following, "Contracts") including, without limitation, contracts, agreements, arrangements or commitments that relate to (i) the sale, lease or other disposition by the Company of all or any substantial part of its business or assets or the purchase by the Company of a substantial amount of assets (in each event other than in the ordinary course of business), (ii) the employment of any person other than personnel employed at the pleasure of the Company in the ordinary course of its business at rates of compensation and on terms consistent with good business practice; (iii) collective bargaining with, or any representation of any employees by, any labor union or association; (iv) the acquisition of services, supplies, equipment or other personal property involving more than $5,000 or that is not terminable by the Company upon not more than thirty (30) days' notice without obligation on the part of the Company; (v) noncompetition or nondisclosure; (vi) the purchase or sale of real property or any interest therein; (vii) distribution, agency or construction; (viii) lease of personal property as lessor or lessee or sublessor or sublessee; (ix) lending or advancing of funds other than the extension of credit to trade purchasers in the ordinary course of the Company's business consistent with past good business practice or any guarantee of indebtedness to a third party;
            (x) borrowing of funds or receipt of credit other than by the Company in the ordinary course of business consistent with past good business practice and except for trade payables in amounts and on terms consistent with past good business practice; (xi) incurring of any obligation or liability except for transactions engaged in by the Company in the ordinary course of business consistent with past good business practice; (xii) the sale of personal property (other than sales of inventory in the ordinary course of business consistent with past good business practice) or services under which payments due after the date of this Agreement exceed $5,000; and
            (xiii) any matter or transaction not in the ordinary course of the business of the Company or that is inconsistent with past good business practice of the Company. Notwithstanding the foregoing,
            Schedule 2.12(b) only lists, and the Company has only provided Buyer or its representatives with copies of, all of the Material Contracts, which for purposes of this Agreement shall be (i) all Contracts with the Companies' top fifteen (15) customers (in terms of revenues) for the twelve (12) months ended December 31, 2000 and the Companies' top fifteen (15) customers (in terms of revenues) for the two-month period ended February 28, 2001 and (ii) all Contracts that are not terminable by the Companies upon not more than thirty
            (30) days written notice without penalty or payment. The Company has no agreements with customers which require the Company to provide storage or services at no charge or at rates significantly below the average of rates for such storage or services set forth in the Company's written customer contracts, except for immaterial discounts and/or free storage or services provided as incentives to certain accounts. Except as set forth on Schedule 2.12(a), the Company has delivered invoices to its customers or received monies therefrom only with respect to completed work.

            (b) Except as set forth on Schedule 2.12(b), each Contract is in full force and effect on the date hereof (except that with respect to oral Contracts or Contracts that are not signed, such representation shall be to the best Knowledge of the Company and the Shareholders), the Company is not in default under any Contract, the Company has not given or received notice of any default under any Contract, invoices with respect to Contracts have been disseminated only with respect to completed work, and to the best Knowledge of the Company and the Shareholders, no other party to any Contract is in default thereunder.

      2.13 No Violations. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Company and the Shareholders and the consummation of the transactions contemplated hereby will not (i) violate any provision of any Charter Document,
(ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or the Shareholders or its or their respective properties or assets are bound, or (iii) except as set forth on Schedule 2.13, result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any Contract or any material license, franchise or permit of the Company or any other agreement, contract, indenture, mortgage or instrument to which the Company is a party or by which any of its properties or assets is bound.

      2.14 Government Contracts. Except as set forth on Schedule 2.14, the Company is not a party to any governmental contract and has no ongoing liability or obligation under any governmental contract that has terminated, expired or been cancelled.

      2.15 Consents. Except as set forth on Schedule 2.15, no consent, approval, notice to, registration or filing with, authorization or order, of any governmental authority or under any Contract or other agreement or commitment to which the Company or the Shareholders are parties or by which its or their respective assets are bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company and the Shareholders or the consummation by the Company and the Shareholders of the transactions contemplated hereby, which consent, approval, notice to, registration or filing with, authorization or order the failure of which to obtain or deliver would be reasonably likely to have a Material Adverse Effect on the Companies.

      2.16 Litigation and Related Matters. Set forth on Schedule 2.16 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company or, to the best knowledge of the Company and the Shareholders, threatened against the Company, the business or any property or rights of the Company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings, investigations or grievances listed on
Schedule 2.16 either (i) results in or would, if adversely determined, have a Material Adverse Effect on the Companies or (ii) affects or would, if adversely determined, affect the right or ability of the Company to carry on its business substantially as now conducted. The Company is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. Schedule 2.16 lists (x) all worker's compensation claims as furnished by the Companies' carrier(s) and outstanding against the Company as of February 1, 2001 and (y) all other actions, suits or proceedings filed by or against the Company since December 31, 1999. The Company has not during the last two (2) years been required to make any indemnification payment as a result of any actual or alleged act or omission of the Company or any person under its control.

      2.17 Compliance with Laws. Except as set forth on Schedule 2.17, the Companies are in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees, except where the failure to so comply would be likely to have a Material Adverse Effect with respect to the Companies.

      2.18 Intellectual Property Rights. Schedule 2.18 lists the domestic and foreign trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, patents, patent applications, patent licenses, software licenses and copyright registrations and applications owned by the Company or used thereby in the operation of its business and any and all web sites (including such sites' home page addresses) and intranets of the Company (collectively, the "Intellectual Property"), which
Schedule indicates (i) the term and exclusivity of its rights with respect to the Intellectual Property and (ii) whether each item of Intellectual Property is owned or licensed by the Company, and if licensed, the licensor and the license fees therefor. Unless otherwise indicated on Schedule 2.18, the Company has the right to use the Intellectual Property, and the consummation of the transactions contemplated hereby will not result in the loss or material impairment of any rights of the Company in the Intellectual Property. Each item constituting part of the Intellectual Property has been, to the extent indicated on Schedule 2.18, registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Schedule 2.18; all such registrations, filings and issuances remain in full force and effect; and all fees and other charges with respect thereto are current. Except as stated on Schedule 2.18, there are no pending proceedings or adverse claims made or, to the best Knowledge of the Company and the Shareholders, threatened against the Company with respect to the Intellectual Property; there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the Intellectual Property or the rights of the Company therein; the Intellectual Property performs in all respects in the manner described or represented by the Company in all proposals, bids, specifications, documentation, promotional materials and sales literature prepared thereby or delivered on behalf of it and performs in all respects the functions necessary for the conduct of the Company's business and operations, free of any deficiency, imperfection or insufficiency that would be reasonably likely to have a Material Adverse Effect; and, to the best Knowledge of the Company and the Shareholders, (i) the Intellectual Property or the use thereof by the Company does not conflict with any trade names, trademarks, service marks, trademark or service mark registrations or applications, patents, patent applications, patent licenses or copyright registrations or applications of others ("Third Party Intellectual Property"), and (ii) such Third Party Intellectual Property or its use by others or any other conduct of a third party does not conflict with or infringe upon the Intellectual Property or its use by the Company.

      2.19 Employee Benefit Plans.

            (a) Each employee benefit, stock or compensation plan, including without limitation employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or any of its Group Members (as defined below) (collectively, the "Plans") is listed on
      Schedule 2.19, is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and no event has occurred and no condition exists that could be expected to result in the revocation of any such determination. No event that constitutes a "reportable event" (within the meaning of Section 4043(b) of ERISA) for which the thirty (30) day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan. For purposes of this Agreement, the term "Plan" shall include each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, stock ownership, SEPP, phantom stock or equity-based, performance or other employee or retiree benefit or compensation plan, welfare benefit program, arrangement, agreement, policy or understanding, whether written or unwritten.

            (b) No Plan is subject to Title IV of ERISA, and neither the Company nor any Group Member has made any contributions to or participated in any "multiple employer plan" (within the meaning of the Code or ERISA) or "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). Full payment has been made of all amounts that the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts properly accrued to date as liabilities of the Company that have not been paid have been properly recorded on the Financial Statements, and no Plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor, to the best Knowledge of the Company and the Shareholders, any other "disqualified person" or "party in interest" (within the meaning of Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material claim, action, proceeding or litigation has been made, commenced or, to the best Knowledge of the Company and the Shareholders, threatened with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. Neither the Company nor any Group Member has incurred any liability or taken any action, or has any knowledge of any action or event, that could cause it to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), (iii) on account of unpaid contributions to any such multi-employer plan, or (iv) to provide health benefits or other non-pension benefits to retired or former employees, except as specifically required by Section 4980B(f) of the Code.

            (c) Except as set forth on Schedule 2.19, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee except as required by Section 411(d)(3) of the Code, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code). For purposes of this Agreement, "Group Member" shall mean any member of any "affiliated service group" or "controlled group" as defined in Sections 414(m) and 414(b) of the Code that includes the Company, any member of any "controlled group of corporations" as defined in Section 1563 of the Code that includes the Company or any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes the Company.

            (d) With respect to each Plan, the Company has delivered or will upon request deliver to Buyer a true and complete copy of such plan document, including any amendments and a copy of any related trust agreement or insurance contract, the most recent summary plan description, together with any summaries of material modifications, the most recently filed Form 5500, as applicable, and other material related documents.

      2.20 Employees; Employee Relations.

            (a) Schedule 2.20 sets forth (i) the name and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by the Company to each employee (which for all purposes shall include employees leased by the Company from a third party) whose current total annual compensation or estimated compensation is $35,000 or more, (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Company to each such person, (iii) any increase to become payable after the date of this Agreement by the Company to employees other than those specified in clause
      (i) of this Section 2.20(a) (other than in the ordinary course of business consistent with past practice), (iv) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by the Company to, or made to the Company by, any director, officer or employee, (v) all other transactions between the Company and any director, officer or employee thereof since December 31, 2000 other than as described in clauses
      (i)-(iv) of this Section 2.20(a) (other than in the ordinary course of business consistent with past practice), (vi) all accrued but unpaid vacation pay owing to any officer or employee that is not disclosed on the Financial Statements, (vii) any relative of any of the Shareholders (whether by blood, marriage or adoption) employed by the Company and the position and salary and other compensation payable thereto, and (viii) any engagement or use by the Company in any material manner of the employees of another entity or the engagement or use of the Company's employees in any material manner by another entity since January 1, 1999 or any outstanding obligations of the Company to engage any such third-party employees or make available its employees.

            (b) Except as disclosed on Schedule 2.20, the Company is not a party to, or bound by, the terms of any collective bargaining agreement, and the Company has not experienced any material labor difficulties during the last five (5) years and, during the last five (5) years, none of the employees of the Company has been represented by any labor union or other employee collective bargaining organization, was a party to, or bound by, any labor or other collective bargaining agreement or has been subject to or involved in or, to the best Knowledge of the Company and the Shareholders, threatened with, any union elections, petitions or other organizational or recruiting activities. Except as set forth on Schedule 2.20, there are no labor disputes existing, or to the best Knowledge of the Company and the Shareholders, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best Knowledge of the Company and the Shareholders, are threatened.

            (c) The Company and the Shareholders have no Knowledge of any facts that would indicate that the employees of the Company will not continue in the employ thereof following the Closing on a basis similar to that existing on the date of this Agreement. Since December 31, 1998, except as set forth on Schedule 2.20, the Company has not experienced any difficulties in obtaining any qualified personnel necessary for the operations of its business and, to the best knowledge of the Company and the Shareholders, no such shortage of qualified personnel is threatened or pending. Except as disclosed on Schedule 2.20, the Company is not a party to any employment contract with any individual or employee, either express or implied. No legal proceedings, charges, complaints or similar actions exist under any federal, state or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state or local laws prohibiting discrimination because of race, sex, religion, national origin, age and the like); (ii) the Fair Labor Standards Act or other federal, state or local laws regulating hours of work, wages, overtime and other working conditions; (iii) requirements imposed by federal, state or local governmental contracts such as those imposed by Executive Order 11246; (iv) state laws with respect to tortious employment conduct, such as slander, harassment, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, or loss of consortium; or (v) the Occupational Safety and Health Act, as amended, as well as any similar state laws, or other regulations respecting safety in the workplace; and, to the best Knowledge of the Shareholders, (A) no proceedings, charges or complaints are threatened under any such laws or regulations and (B) no facts or circumstances exist that would give rise to any such proceedings, charges, complaints or claims, whether valid or not. The Company is not subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; and no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Company. Since December 31, 1998 the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws; and the Company has not laid off more than ten percent (10%) of its employees at any single site of employment in any ninety (90) day period during the twelve (12) month period ending at the Closing Date.

            (d) Schedule 2.20 sets forth information provided by the Companies' insurer with respect to (i) the loss history on an annual basis for each Company over the last three (3) fiscal years (with such report dated August 2000); (ii) each injury (without any individually identifiable information), with a summary of (A) the nature of the reported injury, and
      (B) the aggregate medical expenses incurred for such claim; and (iii) each Company's workers compensation open claims report dated February 2001 (as furnished by the Companies' carriers).

            (e) The Company is in compliance in all material respects with the provisions of the Americans with Disabilities Act.

      2.21 Insurance. Schedule 2.21 contains an accurate list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, the Company. All such policies are in full force and effect and shall remain in full force and effect through the Closing Date and, to the best Knowledge of the Company and the Shareholders, have coverages that are commercially reasonable for the business engaged in by the Company. Neither the Company nor the Shareholders have received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. Except as disclosed on Schedule 2.21, no pending claims made by or on behalf of the Company under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer thereof. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid.

      2.22 Interests in Customers, Suppliers, Etc. Except as set forth on
Schedule 2.22, no shareholder, officer, director or affiliate of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934 not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.22.

      2.23 Business Relations. Schedule 2.23 contains an accurate list of (i) all customers of the Companies representing five percent (5%) or more of the Companies' aggregate revenues for the twelve (12) months ended December 31, 2000 or (ii) the ten (10) largest revenue-generating customers of the Companies (determined on an aggregate basis) with respect to such period and (a) all suppliers representing five percent (5%) or more of the Companies' aggregate operating expenses for the twelve (12) months ended December 31, 2000 or (b) the ten (10) suppliers with the largest aggregate invoice amounts submitted to the Companies with respect to such period. Except as set forth on Schedule 2.23, to the best Knowledge of the Companies and the Shareholders, no customer or supplier of the Company has or will cease to do business therewith after the consummation of the transactions contemplated hereby, which cessation would have a Material Adverse Effect on the Companies. Except as set forth on Schedule 2.23, since December 31, 1998, no Company has experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the best Knowledge of the Companies and the Shareholders, no such shortage of supply of inventory items is threatened or pending. Except as set forth on Schedule 2.23, no Company is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers. Except as set forth on Schedule 2.23, no customer records have been lost or improperly destroyed.

      2.24 Officers and Directors. Set forth on Schedule 2.24 is a list of the current officers and directors of the Company.

      2.25 Bank Accounts and Powers of Attorney. Schedule 2.25 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on Schedule
2.25. Except as disclosed on such Schedule, the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

      2.26 Absence of Certain Changes or Events. Except as set forth on Schedule
2.26 or as otherwise contemplated by this Agreement, since December 31, 2000, there has not been (a) any material damage, destruction or casualty loss to the physical properties of the Company or to the physical properties of any third parties that are located on the Company's premises or within the Company's control (whether or not covered by insurance), (b) any event or circumstance that would have a Material Adverse Effect, (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Company, except transactions, commitments or agreements in the ordinary course of business consistent with past practice, (d) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the capital stock or other securities of the Company, any repurchase, redemption or other acquisition by the Company of any capital stock or other securities, or any agreement, arrangement or commitment by the Company to do so, (e) any increase that is material in the compensation payable or to become payable by the Company to its directors, officers, employees or agents or any increase in the rate or terms of any bonus, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, employees or agents, (f) any sale, transfer or other disposition of, or the creation of any Lien upon, any part of the assets of the Company, tangible or intangible, except for sales of inventory and use of supplies and collections of accounts receivables in the ordinary course of business consistent with past practice, or any cancellation or forgiveness of any debts or claims by the Company, (g) any change in the relations of the Company with or loss of its customers or suppliers, or any loss of business or increase in the cost of inventory items or change in the terms offered to customers, in either event which could reasonably be expected to have a Material Adverse Effect, (h) any capital expenditure (including any capital leases) or commitment therefor by the Companies in excess of $35,000 in the aggregate, or
(i) any action the purpose or effect of which is to shift income from post-Effective Date periods to the pre-Effective Date period or to defer expenses from the pre-Effective Date period to post-Effective Date periods other than in the ordinary course of business consistent with past good business practice.

      2.27 Document Management Services and Storage.

            (a) All charts, records and other materials received by the Company from its customers have been entered into the Company's software system and can be located through the use of such system, and all such charts, records and other materials received by the Company have been returned to the customer after such items have been photocopied by the Company, except where the failure to enter such items into or locate such items on the Company's software system or where the failure to return such items after they have been photocopied would not have a Material Adverse Effect on the Companies. Since December 31, 1998, the Company has not in any material respect lost, destroyed or mutilated any charts, records or other materials received by it, other than as requested by its clients. No material documents have been released without the prior receipt by the Company of an executed authorization form in accordance with the Company's customer contract and no material information has been released by the Company in violation of any applicable law.

            (b) The Company has not violated any confidentiality provisions of any customer contract and the Company has complied in all respects with all rules, regulations, policies and procedures of such customers, which violation or noncompliance would have a Material Adverse Effect. The Company has policies in place and has consistently followed such policies to insure confidentiality of customer records. Other than items withdrawn or destroyed at the respective customers' request, all items received and stored by the Company on behalf of each of the Company's customers are held in storage by the Company (except to the extent such storage has been subcontracted in the ordinary course of business) and are locatable and accessible without extraordinary effort, except for (i) items withdrawn or destroyed at the applicable customer's request and (ii) such failures to be held in storage and such failures to be able to locate and access as would not have a Material Adverse Effect. Since December 31, 1998, except as set forth on Schedule 2.27, to the Company's knowledge, no material amount of customer records in storage have suffered damage (including damage from water) or been lost or improperly destroyed.

      2.28 Disclosure. All written agreements, schedules to this Agreement, exhibits to this Agreement, and certificates furnished pursuant to this Agreement to Buyer are and will be complete and accurate in all material respects. No representation or warranty by the Shareholders and the Company contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Shareholders or the Company to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. Neither the Company nor the Shareholders have entered into any letter of intent, preliminary agreement or other contract with any other party that would be inconsistent with the terms of this Agreement.

      (B) Representations and Warranties of the Shareholders. Each Shareholder severally represents that the representations and warranties in this Section 2(B) as they apply to him or her are true and correct as of the date of this Agreement and at the time of the Closing.

      2.29 Authority; Ownership; Other Interests. The Shareholder has the full legal right, power and authority to enter into this Agreement. The Shareholder owns beneficially and of record and has good and marketable title to the outstanding Company Shares set forth opposite the Shareholder's name on Schedule
1.1 and Schedule 2.3; such Company Shares, together with the other Company Shares set forth on Schedules 1.1 and 2.3, constitute all of the outstanding shares of capital stock of the Company; and, except as set forth on Schedule
2.29 hereof, such Company Shares owned by the Shareholder are owned free and clear of all Liens other than standard state and federal securities laws private offering restrictions. The Shareholder has owned the Company Shares set forth opposite his or her name since the date(s) set forth on Schedule 1.1. Except as set forth on Schedule 2.29, the Shareholder does not have any ownership interest in, or act as a principal, officer, director, agent, manager, employer, employee or consultant of or for, any entity other than the Companies; provided, however, that the ownership of up to 5.0% in the aggregate of any class of securities listed on a national securities exchange or reported on Nasdaq shall not be deemed to violate this representation.

      2.30 Preemptive Rights. The Shareholder does not have, or hereby waives, any preemptive or other right to acquire Company Shares that the Shareholder has or may have had.

      2.31 Validity of Obligations. This Agreement and the Noncompetition Agreement have each been or will be duly executed and delivered and are the legal, valid and binding obligations of the Shareholder or the Shareholders' Representative who is a party thereto in accordance with their respective terms.

      2.32 Absence of Claims Against the Company. Except as set forth on
Schedule 2.32, the Shareholder does not have any claims against the Company.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF FYI AND BUYER

      FYI and Buyer, jointly and severally, represent and warrant to the Companies and the Shareholders as follows:

      3.1 Organization and Authorization. Each of FYI and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of FYI and Buyer has all requisite corporate power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by FYI and by Buyer and the consummation by FYI and by Buyer of the transactions contemplated hereby have been duly authorized by each of FYI and Buyer and no other corporate action on the part of FYI or Buyer is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of FYI and Buyer and constitutes the valid and binding obligation of each of FYI and Buyer, enforceable in accordance with its terms, subject to the Equitable Exceptions.

      3.2 No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by FYI and Buyer and the consummation of the transactions contemplated hereby will not (a) violate any provision of the certificate of incorporation or bylaws of FYI or of Buyer, (b) violate any statute, rule, regulation, order or decree of any public body or authority by which either of FYI or Buyer or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which FYI or Buyer is a party or any of its properties or assets is bound.

      3.3 Consents. Except as set forth in Schedule 3.3, no consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by FYI and Buyer or the consummation by FYI and Buyer of the transactions contemplated hereby.

      3.4 FYI Stock. The FYI Stock to be delivered to the Shareholders at the Closing Date and thereafter pursuant to the terms of this Agreement (including
Schedule 1.1 hereto) shall, upon issuance in accordance with this Agreement, constitute valid and legally issued shares of FYI, fully paid and nonassessable,
(a) will be free and clear of all Liens (other than those created by the holder), (b) will be legally equivalent in all respects to the FYI Stock issued and outstanding as of the date hereof, and (c) will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and listed for trading on the Nasdaq Stock Market and conform in all material respects to the information with respect thereto contained in FYI's registration statement described in
Section 3.6 hereof, and (d) will remain publicly tradeable shares of stock in a manner consistent with the registered shares of FYI Stock outstanding on the date of this Agreement.

      3.5 Capitalization of FYI and Ownership of FYI Stock. As of December 31, 2000, the authorized capital stock of FYI consists of twenty-six million (26,000,000) shares of FYI Stock, of which sixteen million one hundred seventy thousand and ninety-nine (16,170,099) shares were issued and outstanding, and one million (1,000,000) shares of Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding. All issued and outstanding shares of FYI Stock are duly authorized, validly issued, fully paid and nonassessable. There are no obligations of FYI to repurchase, redeem or otherwise acquire any shares of FYI capital stock.

      3.6 Business; Real Property; Material Agreements; Financial Information. FYI has provided to the Company and the Shareholders FYI's audited historical financial statements for the year ended December 31, 2000 as filed on Form 10-K with the Securities and Exchange Commission (the "SEC") and its Form 10-Q quarterly reports with respect to its fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 containing unaudited financial information. Such FYI financial statements have been prepared in accordance with GAAP and present fairly the financial position of FYI as of the indicated dates and for the indicated periods. Except as set forth in Schedule 3.6, there has been no event that resulted in or caused an FYI Material Adverse Effect (as defined in Section
3.7 hereof) since September 30, 2000. FYI has provided the Company and the Shareholders with true, complete and correct copies of its Registration Statement on Form S-4 (Registration No. 333-92981). Buyer was formed on March 29, 2001, and has no historical financial statements or information.

      3.7 Conformity with Law and Litigation. Neither FYI nor Buyer is in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them that would have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise), results of operations or prospects of FYI and the subsidiaries of FYI taken as a whole (an "FYI Material Adverse Effect"). Except as set forth on Schedule 3.7, there are no claims, actions, suits or proceedings, pending or, to the knowledge of FYI or Buyer, threatened, against or affecting FYI or Buyer, at law or in equity, or before or by any Agency having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. FYI has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing that would have an FYI Material Adverse Effect.

      3.8 Disclosure. All written agreements, schedules to this Agreement, exhibits to this Agreement, and certificates furnished pursuant to this Agreement to the Shareholders are and will be complete and accurate in all material respects. No representation or warranty by Buyer or FYI contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by Buyer or FYI to the Shareholders in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. Neither Buyer nor FYI has entered into any letter of intent, preliminary agreement or other contract with any other party that would be inconsistent with the terms of this Agreement.

                                  ARTICLE IV.

                            COVENANTS OF THE PARTIES

      4.1 Course of Conduct by the Companies. From the date hereof through and until the Closing Date, except as set forth on Schedule 4.1 hereto or as approved in writing by Buyer or as otherwise permitted or contemplated by this Agreement, the business of each of the Companies shall be conducted only in the ordinary course of business consistent with past practice, and the Shareholders thereof shall cause each of the Companies to comply with the following covenants:

            (a) Capital Expenditures. The Company shall not make any capital expenditures or commitments therefor which, when combined with capital expenditures or commitments therefor after December 31, 2000 individually or in the aggregate with respect to the other Companies, would exceed $35,000.

            (b) Articles of Incorporation; Bylaws. The Company shall not make any change in its Charter Documents.

            (c) Stock Issuance: Redemptions: Reorganizations. The Company shall not (i) issue, grant or dispose of, or make any agreement, arrangement or commitment obligating the Company to issue, grant or dispose of any capital shares or other securities of the Company, (ii) redeem or acquire, or make any agreement, arrangement or commitment obligating the Company to redeem or acquire, any shares of capital stock or other securities of the Company, or (iii) authorize or effect or make any agreement, arrangement or commitment obligating the Company to effect, any reorganization, recapitalization or split-up of such capital stock of the Company.

            (d) Employee Matters. The Company shall not (i) make any increase that is material in the compensation payable or to become payable to any of the officers, employees or agents of the Company, or (ii) make, amend or enter into any employment contract or any Plan, hospitalization, medical reimbursement, insurance, severance benefit or other similar plan or arrangement or make any voluntary contribution to any such plan or arrangement.

            (e) Shareholder Compensation. The Company shall not, except for payments in a manner consistent with its past practice for compensation for services rendered or as expressly set forth in Section 4.8, pay or distribute any amounts to the Shareholders thereof after the date of this Agreement and prior to the Closing Date.

            (f) Insurance Coverage. The Company shall maintain, or have maintained on its behalf, insurance coverage for the benefit of the Company on the same basis as, or on a substantially equivalent basis to, the current insurance coverage with respect thereto described in Schedule 2.21.

            (g) Business Organization. The Company shall use commercially reasonable efforts to preserve intact its business organization and to keep available the services of its present officers and employees as a group.

            (h) Maintenance of Property. The Company shall maintain its real property, equipment and other tangible personal property in its present operating condition and repair, ordinary wear and tear excepted. The Company will fully perform and pay for all maintenance, painting, repairs, alterations and other work required to be performed by the Company as lessee under the Real Property Leases with respect thereto listed on
      Schedule 2.10.

            (i) Relations with Suppliers, Customers, Etc. The Company will use commercially reasonable efforts to preserve its relationships with its material suppliers, customers and others having material business dealings with it and shall not change or modify or commit to change or modify any terms offered to customers. The Company promptly shall notify Buyer if the Company is informed by any of its customers or suppliers that such customer or supplier will or may cease to do business with the Company either prior to or following the Closing, the cessation of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on the Companies.

            (j) Incurrence of Debt. The Company will not voluntarily incur or assume, whether directly or by way of guaranty or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business, consistent with past good business practice.

            (k) Liens. The Company will not mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any of its properties or assets, tangible or intangible, except Liens created in the ordinary course of business, consistent with past good business practice.

            (l) Disposition of Assets. The Company will not sell, transfer or otherwise dispose of any of its tangible or intangible property or assets, except for inventory and supplies sold, disposed of or consumed and accounts receivable collected or written off in the ordinary course of business, consistent with past good business practice. The Company will not cancel or forgive any debts or claims except or in the ordinary course of business, consistent with past good business practice.

            (m) Agreements, Leases and Licenses. The Company will not amend, terminate before the end of its term, or allow to lapse any material agreement, lease, license or permit to which it is a party or of which it is the holder, except upon prior notice to Buyer and in the ordinary course of business, consistent with past good business practice.

            (n) Accounting Practices. The Company will not make any material changes in its accounting methods, principles or practices, except as required by GAAP.

            (o) Changes in Business Practice. The Company will not take any action, the purpose or effect of which is to shift income from post-Effective Date periods to the pre-Effective Date period or to defer expenses from the pre-Effective Date period to post-Effective Date periods, which action is not in the ordinary course of business consistent with past good business practice.

            (p) Transactions with Affiliates. The Company will not enter into any agreement, arrangement or transaction with, or make any payment, distribution, loan or advance to, any affiliate of the Company or any officer, director or shareholder of the Company, except for salaries and travel advances consistent with past good business practice or as otherwise specifically permitted by this Agreement.

            (q) Material Transactions. The Company will not enter into any other agreement, course of action or transaction material to it, except in the ordinary course of business, consistent with past good business practice.

      4.2 Approvals and Consents. The Companies and the Shareholders, on the one hand, and FYI and Buyer, on the other hand, shall use their respective best efforts (i) to cause all conditions to the obligations of the other parties under this Agreement over which they are able to exercise influence or control to be satisfied prior to the Closing Date and (ii) to obtain promptly and to comply with all requisite statutory, regulatory or court approvals, third party releases and consents, and other requirements necessary for the valid and legal consummation of the transactions contemplated hereby.

      4.3 Investigations. Following the date of this Agreement, to the extent it has not already done so, each of the Companies shall provide Buyer and its representatives and agents such access to the books and records of such Company and furnish to Buyer such financial and operating data and other information with respect to the businesses and property of such Company as it may reasonably request from time to time, and permit Buyer and its representatives and agents to make such inspections of such Company's real and personal properties as they may reasonably request. The Shareholders of each Company shall promptly arrange for Buyer and its representatives and agents to meet with such directors, officers, employees and agents of such Company as requested.

      4.4 Environmental Inspection. Following the date of this Agreement, to the extent it has not already done so, each of the Companies shall provide to Buyer access to all records and information in the Companies' possession or otherwise available to them concerning all Hazardous Substances, used, stored, generated, treated or disposed of by the Companies, all environmental or safety studies conducted by or on behalf of the Companies and all reports, correspondence or filings to governmental agencies with jurisdiction over Environmental Requirements concerning the compliance of the Subject Property or the operation of the Subject Property with Environmental Requirements, all policies and procedures manuals or guidelines utilized by the Companies to comply with Environmental Requirements, and any other information reasonably requested by Buyer pertaining to environmental, health and safety issues (the "Environmental Information").

      4.5 Records Pertaining to the Companies.

            (a) Turnover of Records. At the Closing, each of the Shareholders will deliver or cause to be delivered to the Companies any records or files (i) in such Shareholder's possession, (ii) applicable primarily to the Companies, and (iii) of which the Companies do not already have copies.

            (b) Retention of Records. The Shareholders shall, for a period of six (6) years after the Closing Date, neither dispose of nor destroy any of the business records or files of the Shareholders that pertain in part to any of the Companies without first offering to turn over possession of copies thereof to the applicable Company at such Company's expense, by written notice to such Company, at least thirty (30) days prior to the proposed date of such disposition or destruction.

            (c) Access to Records. The Shareholders shall allow the Companies and their representatives access to all business records and files of the Shareholders that pertain in part to any of the Companies, during normal working hours at the principal place of business of the Shareholders, or at any locations where such records are stored, and each Company shall have the right, at its own expense, to make copies of any such records and files.

            (d) Assistance with Records. From and after the Closing Date, the Shareholders shall make available to Buyer, upon written request, (i) personnel of the Shareholders, if any, to assist Buyer in locating and obtaining records and files maintained by the Shareholders, and (ii) any of the personnel of the Shareholders, if any, whose assistance or participation is reasonably required by Buyer in anticipation of, or preparation for, any existing or future third party actions, Tax or other matters in which any of the Companies or any of its past, present or future affiliates is involved and which relate to the business of such Company.

            (e) Accountants' Work Papers. The Shareholders shall use their respective best efforts (including, without limitation, furnishing any certificates reasonably requested, and complying with other reasonable requests as a prerequisite to availability) to cause Cloyd, Simons & Company, P.S.C. and any other independent accounting firm that has reviewed or prepared a report on any Financial Statements or other financial statements of the Companies to make available to Buyer for inspection and copying, at Buyer's expense and upon its written request therefor, such accounting firm's work papers with respect to any such Financial Statements or other financial statements and any general ledger and bank reconciliation materials in the possession of such accounting firm and shall take all such actions as required by any such accounting firm in connection with such request. Each of the Shareholders covenants and agrees that from and after the Closing all rights and title to any such accounting or audit work papers shall remain with the Companies.

      4.6 Tax Elections. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the Companies shall be made after the date of this Agreement without the prior written consent of Buyer.

      4.7 No Solicitation. Except with respect to Buyer and its affiliates, after the date hereof and prior to April 6, 2001, the Shareholders shall not, and the Shareholders shall cause the Companies and the respective officers, directors, employees, agents and representatives of the Shareholders and the Companies (including, without limitation, any investment banker, attorney or accountant retained by any of them) not to (i) initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, sale of shares of capital stock or similar transaction involving, or any purchase of all or any significant portion of the assets (other than in the ordinary course of business) of, or any equity interest in, any of the Companies (an "Acquisition Transaction"), or (ii) engage in any negotiations concerning, or provide to any other person any information or data relating to any of the Companies for the purposes of or have any discussions with any person relating to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to seek or effect, an Acquisition Transaction. The Shareholders shall promptly advise Buyer of, and communicate to Buyer the terms of, any such inquiry or proposal any Company or the Shareholders may receive.

      4.8 Permitted/Required Payments of Compensation/Distributions by the Companies. Buyer acknowledges and agrees that from and after January 1, 2001 and prior to the Closing Date, the Companies may pay in a manner consistent with its past business practices, compensation for services consisting of salaries to the Shareholders not to exceed (in the aggregate) the sum of $61,556.01. To the extent not previously distributed to the Shareholders prior to the Closing Date, FYI and Buyer shall cause the Companies to pay the Shareholders distributions equal to the federal, state and local income Tax liabilities incurred by the Shareholders of the Companies as S corporations related to income from the Effective Date through the Closing Date and assuming that each Shareholder is in the highest marginal federal income Tax bracket. Such distributions, if any, shall be considered Taxes for any calculation of EBIT.

      4.9 Preparation and Filing of Tax Returns.

            (a) The Shareholders shall prepare and execute on behalf of each Company of which they are Shareholders and shall timely file or cause to be prepared and timely filed, all federal and state income Tax returns for all taxable periods of each such Company ending on or prior to the Closing Date the failure of which to properly and/or timely file could result in any liability or obligation on the part of the Company, Buyer or FYI, including without limitation all federal and state income Tax returns for any S Short Year and all Tax returns due prior to the Closing Date ("Shareholder Tax Returns"). All such Shareholder Tax Returns shall be accurate and correct in all material respects. Such Shareholder Tax Returns shall be prepared on a basis consistent with past practice. The Shareholders shall be responsible for the payment of all income Taxes attributable to the income reported on such Shareholder Tax Returns; provided, that amounts with respect to the Shareholders' Tax liability for the S Short Year shall be paid to the Shareholders upon the terms and subject to the conditions set forth in Section 4.8. The Shareholders shall provide to Buyer drafts of all such Shareholder Tax Returns required to be prepared and filed by the Shareholders pursuant to this Section 4.9(a) at least sixty (60) days prior to the due date (including extensions) for the filing of such Tax returns. In the event of a disagreement between Buyer and the Shareholders over the calculation of taxable income for such Shareholder Tax Returns, the Shareholders shall be required to obtain and produce a letter from an accounting firm reasonably acceptable to FYI and Buyer concluding that the treatment of the specific item at issue should more likely than not be sustained upon examination by the IRS. Buyer shall prepare all Tax returns attributable to the year of the Closing Date other than the Shareholder Tax Returns described in the first sentence of this
      Section 4.9(a). Except for the Taxes described in the third parenthetical in Section 2.8(a), Buyer shall be responsible for the payment of all amounts due on such other Tax returns. The Shareholders shall cooperate with Buyer in the filing of such other Tax returns. Buyer shall be responsible for the preparation of all Tax returns of the Companies for all taxable periods ending after the Closing Date, including without limitation all Tax returns for the C Short Year. The Companies shall be responsible for the payment of all amounts due on such Tax returns.

            (b) The Shareholders shall have responsibility for the conduct of any audit by a taxing authority of each Company of which they are Shareholders of any taxable period ending on or prior to the Closing Date; provided, however, that in the event that any of the parties to this Agreement receives notice of a claim from the IRS or any other taxing authority for any taxable period ending or prior to the Closing Date such party shall promptly, but in any event within five (5) business days, notify the other parties of such claim and of any action taken or proposed to be taken. In the event Buyer wishes to participate in such audit it may do so at its own cost and expense. Notwithstanding any indication in this Agreement to the contrary, the Shareholders shall not agree to an adjustment in a federal or state income tax audit, appeals procedure or judicial proceeding that will adversely impact any of the Companies in tax periods after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

            (c) On or before April 6, 2001, each of the Companies and the Shareholders and Buyer will agree to, and will set forth in writing as
      Schedule 4.9(c) to this Agreement, an allocation of the consideration for the Company Shares that includes an allocation for asset values appropriate for Section 338(h)(10) of the Code and corresponding provisions of state and local law. The Companies and the Shareholders and Buyer shall prepare and file promptly valid elections pursuant to Section 338(h)(10) of the Code and corresponding provisions of state and local law and in any event within the time allowed by applicable law with respect to the purchase of the Company Shares. Consistent with such elections pursuant to Section 338(h)(10) of the Code and corresponding provisions of state and local law each of the Companies shall be treated as having sold all of its assets to Buyer (as opposed to the Shareholders selling the Company Shares to Buyer), and Buyer shall be treated as having purchased the assets of each such Company. Accordingly, the gain or loss attributable to the deemed sale of such assets shall be reported by each of these Companies on such Company's S corporation tax return and such gain or loss shall be allocated to the Shareholders thereof. Notwithstanding anything in this Agreement to the contrary, any Tax liability attributable to such deemed sale of assets shall be the responsibility of the Shareholders, and the Shareholders shall indemnify the Companies and Buyer against any such Tax liability.

      4.10 Covenants of the Companies Concerning Termination of S Elections.

            (a) Definitions. The following terms, as used herein, have the following meanings when used hereinafter:

      "C Corporation Period" means the period commencing on the S Termination Date with respect to a Company.

      "C Short Year" means that portion of the S Termination Year of a Company as defined in Section 1362(e)(1)(B) of the Code.

      "S Corporation Period" means, as to any Company the period commencing on the effective date of its S election and ending on the date immediately preceding the S Termination Date.

      "S Corporation Taxable Income" means the taxable income of a Company from all sources during the S Corporation Period.

      "S Short Year" means that portion of the S Termination Year of a Company as defined in Section 1362(e)(1)(A) of the Code.

      "S Termination Date" means the date on which the S corporation status of a Company is terminated pursuant to Section 1362(d)(2) of the Code.

      "S Termination Year" has the meaning set forth in Section 1362(e)(4) of the Code.

            (b) Termination of S Election; S Termination Year.

                  (i) Termination of S Status. Each of the Companies made a
            valid election under Section 1362(a) of the Code to be taxed in accordance with the provisions of Subchapter S of the Code for its tax year beginning and ending on the dates set forth with respect to such Company on Schedule 2.8 hereof (the "S Election"). Each of the Shareholders acknowledges that the purchase and sale of the Company Shares with respect to the Companies in which they are Shareholders as described in this Agreement will terminate each such Company's S Election pursuant to Section 1362(d)(2) of the Code.

                  (ii) Effective Date. The S Termination Date shall be on the date of the Closing.

                  (iii) S Termination Year. The fiscal year in which the S
            corporation status of a Company is terminated will be an S Termination Year with respect to such Company for federal income tax purposes, as defined in Section 1362(e)(4) of the Code.

                  (iv) S Short Year. Pursuant to Section 1362(e)(1)(A) of the
            Code, the S Termination Year of a Company shall be divided into two short taxable years: an S Short Year and a C Short Year. As defined in Section 1362(e)(1)(A) of the Code, the S Short Year of such Company shall be that portion of its S Termination Year beginning on the initial day of its fiscal year and ending on the day immediately preceding the S Termination Date. For federal income tax purposes, such Company will be treated as an S corporation during its S Short Year.

                  (v) C Short Year. Pursuant to Section 1362(e)(1)(B) of the
            Code, the portion of the S Termination Year beginning on the S Termination Date and ending on the last day of the fiscal year, shall be the C Short Year of the applicable Company. For federal income tax purposes, such Company will be taxed as a C corporation during the C Short Year.

            (c) Allocation of Income

                  (i) Allocation Election. Tax items shall be allocated to the S
            Short Year and the C Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than by the pro rata allocation method contained in Section 1362(e)(2) of the Code.

                  (ii) Filing of Tax Returns. All Tax returns prepared pursuant to Section 9.3(a) shall allocate the tax items to the S Short Year and the C Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than the pro rata allocation method contained in Section 1362(e)(2) of the Code.

            (d) If any Shareholder receives notice of an intention by a taxing authority to audit any return of such Shareholder that includes any item of income, gain, deduction, loss or credit reported by any Company in which he or she was a Shareholder with respect to the S Corporation Period that such Shareholder has reason to believe may affect such Company's tax returns during the C Corporation Period, such Shareholder shall inform Buyer and such Company, in writing, of the audit promptly after receipt of such notice. If any Shareholder receives notice from a taxing authority of any proposed adjustment for which such Company or Buyer may be required to indemnify hereunder (a "Proposed Adjustment"), such Shareholder shall give notice to Buyer of the Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the applicable Shareholder, Buyer may request that such Shareholder contest such Proposed Adjustment and such Shareholder shall permit Buyer and the applicable Company to participate in (but not to control) such proceedings. If Buyer requests that any Proposed Adjustment be contested, then the applicable Shareholder shall, at Buyer's expense, contest the Proposed Adjustment or at the option of Buyer permit Buyer or the applicable Company to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). Buyer or the applicable Company shall pay to the applicable Shareholder all reasonable costs and expenses (including reasonable attorneys' and accountants' fees) that such Shareholder may incur in contesting such Proposed Adjustment. No Shareholder shall make, accept or enter into a settlement or other compromise, with respect to any Taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Buyer, which consent shall not be unreasonably withheld. The applicable Shareholders will reasonably assist at Buyer's expense if Buyer or such Company contests any Proposed Adjustment.

            (e) If Buyer or any Company receives notice of an intention by a taxing authority to audit any return of such Company that includes any item of income, gain, deduction, loss or credit reported by such Company with respect to any period after the S Corporation Period that Buyer or such Company has reason to believe may affect the tax returns of such Company's Shareholders during the S Corporation Period, such Company and Buyer shall inform such Shareholders in writing of the audit promptly after receipt of such notice. If Buyer or any Company receives notice from a taxing authority of any proposed adjustment for which any of such Company's Shareholders may be required to indemnify such Company hereunder (a "Surviving Corporation Proposed Adjustment"), Buyer or such Company shall give notice to the applicable Shareholders of the Surviving Corporation Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from Buyer or such Company, any Shareholder thereof may, by in turn giving prompt written notice to Buyer or such Company, request that Buyer or such Company contest such Surviving Corporation Proposed Adjustment. If any of the applicable Shareholders requests that any Surviving Corporation Proposed Adjustment be contested, then Buyer or such Company shall contest the Surviving Corporation Proposed Adjustment (including pursuing all administrative and judicial appeals and processes) at such Shareholder's expense and shall permit such Shareholder to participate in (but not to control) such proceeding.

            (f) Buyer, each of the Companies and the Shareholders shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable hereunder. In the case of disagreement as to the course of action to be pursued in dealing with taxing authorities (including, without limitation, matters with respect to preparation and filing of tax returns, conduct of audits (including appeals) and judicial proceedings), the decision of the party (Buyer and the Companies, on the one hand, or the Shareholders, on the other hand) who will economically benefit from or be burdened by the course of action (or in the case both parties benefit and/or are burdened, the decision of the party with the greatest benefit or burden) shall control.

            (g) The Shareholders of a Company shall be entitled to all refunds of any and all income Taxes for the S Short Year with respect to such Company and all other tax periods prior thereto. Buyer and each of the Companies shall be entitled to all refunds of any and all Taxes for the C Short Year and other tax periods subsequent thereto. The Shareholders and Buyer and each of the Companies shall cooperate in obtaining any refund of income Taxes available from the relevant taxing authority.

      4.11 Loan Agreement and Other Obligations.

            (a) Simultaneous with the Closing, any loan agreement with respect to which any Company is a debtor, obligor or guarantor and all obligations of such Company thereunder, including without limitation indebtedness of such Company to the Shareholders thereof existing at the Closing Date, shall have been terminated by such Company and there shall be no continuing obligations of such Company thereunder; provided, however, that the Shareholders' Representative shall attempt to get the indebtedness set forth in Schedule 4.11 (approximately $1,318,354.70 at December 31, 2000) assigned to a person or entity other than the Companies. In such event, FYI and Buyer shall withhold an amount equal to such outstanding indebtedness from the Total Consideration to be paid to the Shareholders at the Closing. If such indebtedness has been assigned (with a full and complete release of the applicable Company or Companies) within sixty (60) days following the Closing, FYI and Buyer shall promptly deliver to the Shareholders' Representative that portion of the Total Consideration withheld with respect to such indebtedness. If such indebtedness has not been so assigned within sixty (60) days following the Closing, FYI and Buyer shall satisfy and discharge such indebtedness from the portion of the Total Consideration withheld by FYI and Buyer at the Closing. Any additional amounts required by FYI and Buyer to satisfy and discharge such indebtedness shall be the responsibility of the Shareholders and shall not be subject to the Basket, and any amount remaining with FYI and Buyer after such payment and discharge shall be delivered to the Shareholders' Representative. The Shareholders of each of the Companies shall provide evidence reasonably satisfactory to Buyer of the release of all of each such lender's security interests in the stock and assets of the respective Companies. Each of the Companies shall have obtained and prepared for filing in the appropriate jurisdictions at or within fifteen (15) days following the Closing Termination Statements properly executed by any parties holding a security interest or other Encumbrance with respect to such Company, the Company Shares issued by such Company or the assets of such Company as identified by lien searches conducted with respect to such Company; provided, however, that with respect to the indebtedness set forth on Schedule 4.11 the Shareholders shall cause Termination Statements to be filed within fifteen (15) days following the assignment of such indebtedness to the applicable Shareholder or Shareholders or the discharge thereof by FYI and Buyer.

            (b) The Shareholders acknowledge and agree that all of the outstanding interest-bearing indebtedness and financial obligations of the Companies, including without limitation indebtedness of the Companies to the Shareholders existing at the Closing Date, shall be satisfied and discharged prior to or at the Closing Date, and in the event that such obligations are not satisfied prior to the Closing, that Buyer may direct that a portion of the Total Consideration payable at the Closing be paid directly to the parties to whom such indebtedness or obligations are owed to the extent necessary to satisfy and discharge the same.

            (c) Buyer and FYI acknowledge and agree that certain of the Shareholders are guarantors or otherwise personally liable with respect to certain equipment leases and other personal property leases in place at the Closing, and the Shareholders' Representative shall deliver to Buyer a list of such leases not later than thirty (30) days following the Closing. Buyer shall cooperate with and reasonably assist such Shareholders in an effort to release such Shareholders from their guaranties on such equipment and personal property leases.

      4.12 Receivables Guaranteed. The Shareholders of each of the Companies warrant to Buyer that the accounts receivable of such Company as of the Closing Date as set forth on the Effective Date Balance Sheet (such accounts receivable, the "Receivables") will be collected by such Company in the aggregate full face amount thereof, net of reserves therefor as shown on such Company's Effective Date Balance Sheet, no later than one hundred eighty (180) days from the date of the Closing. If a Company shall fail to collect the aggregate full face amount of its Receivables, net of such reserves set forth therefor on such Company's Effective Date Balance Sheet, by one hundred eighty (180) days from the date of the Closing, then (i) the Shareholders of such Company may acquire by assignment from such Company any funds (only when and to the extent received by such Company) with respect to such uncollected Receivables by payment to the applicable Company of an amount in cash equal to such uncollected Receivables, net of such reserves, on or before one hundred eighty (180) days from the date of Closing, or (ii) Buyer may, at its option exercisable in its sole discretion,
(A) seek indemnification against the Shareholders of the applicable Company, or
(B) reduce the amount of FYI Stock payable to the Shareholders of such Company pursuant to Section 1.1 hereto, or if the amount of FYI Stock earned by such Shareholders is not sufficient to compensate for such Company's uncollected Receivables, Buyer and the applicable Company may seek indemnification against the Shareholders for the amount of uncollected Receivables, net of reserves therefor as shown on the Effective Date Balance Sheet of such Company, in accordance with Article IX hereof, or effect a combination of the foregoing. Buyer and the Companies shall provide written notice to the Shareholders within twenty (20) days following the end of such one hundred eighty (180) day period as to which alternative ((i) or (ii)) set forth in the foregoing sentence they have elected with respect to such uncollected Receivables. Upon exercise of either alternative, such uncollected Receivables shall be deemed to have been collected for purposes of this Section 4.12 to the extent of the monies or FYI stock received and/or offset by Buyer. Proceeds from Receivables of a Company collected after one hundred eighty (180) days from the date of the Closing and for which such Company has received payment under this Section 4.12, shall be promptly and in any event within five (5) business days of collection delivered by such Company to the former Shareholders of such Company.

      4.13 Option to Acquire Order Resource.

            (a) Each of the members of Order Resource grants to Buyer an irrevocable option exercisable on or after the second anniversary of the Closing (the "Option") to purchase all but not less than all of the membership interests of Order Resource at a purchase price equal to the sum of (i) the "Pre-Option Exercise EBIT Payment" plus (ii) the "Post-Option Exercise Earnout Payment," each as defined below. The "Pre-Option Exercise EBIT Payment" shall be equal to the following multiples applied with respect to the indicated periods, but only to the extent that such periods end prior to the exercise of the Option: (A) the product of Order Resource's EBIT (as defined below) for the twelve-month period from July 1, 2001 through June 30, 2002 multiplied by 3.0, plus (B) the product of Order Resource's EBIT for the twelve-month period from July 1, 2002 through June 30, 2003 multiplied by 3.0, and plus (C) the product of Order Resource's EBIT on an annualized basis for the nine-month period from July 1, 2003 through February 29, 2004 (i.e., with such EBIT for such nine-month period divided by nine (9) and the quotient multiplied by twelve (12)) multiplied by 4.0, subject to the adjustments set forth in
      Section 4.13(c) below. In the event that there is not EBIT for any twelve-month included within the calculation of the Pre-Option Exercise EBIT Payment, the price payable with respect to such period shall be zero ($0). The Option shall expire one (1) month following (i) the payment to the Shareholders of the Thirty-Six Month Earnout or (ii) the final determination pursuant to the procedures set forth in Schedule 1.1 hereof that no amount is due to the Shareholders under the Thirty-Six Month Earnout, whichever the case may be.

            (b) The "Post-Option Exercise Earnout Payment" shall equal the incremental amount that would be due in the event that Order Resource's EBIT for any twelve-month period ending subsequent to the exercise of the Option was aggregated with the EBIT of the Companies for purposes of calculation of the Earnout as described in Schedule 1.1 hereto. Further, the amount of any net loss for such period shall be deducted from the following twelve-month period included within the calculation prior to aggregation with the Companies' EBIT for calculation of the Earnout. In no event shall the aggregate consideration for Order Resource exceed $20,000,000.

            (c) The foregoing purchase price is based upon a tangible net worth for Order Resource as determined in accordance with GAAP equal to twenty-five percent (25%) of the purchase price as calculated pursuant to
      Section 4.13(a), and such purchase price shall be adjusted upward (or downward) on a dollar-for-dollar basis to the extent of the excess (or shortfall) of the tangible net worth of Order Resource from such threshold but in no event to a purchase price less than zero ($0).

            (d) Each of the members of Order Resource does hereby covenant and undertake, on his own behalf and on behalf of his successors and assigns, that in the event Buyer determines that an acquisition of all or substantially all of the assets of Order Resource (which must be effected together with an assumption of all related liabilities) or a merger of Order Resource pursuant to this Section 4.13 is the most advantageous manner of acquisition from a financial or legal point of view, he shall cause such shares of beneficial interest or membership interests in Order Resource to be voted in favor of such asset purchase and sale transaction or merger transaction, whichever the case may be, to effect such acquisition.

            (e) In the event Buyer wishes to exercise the Option it shall give written notice to the members of Order Resource specifying the contemplated closing date, the purchase price as calculated pursuant to
      Section 4.13(a) and the desired transaction structure, and the parties shall use all reasonable efforts to consummate such transaction within ninety (90) days following such notice from Buyer. In effecting such transaction, the parties shall make representations and warranties with respect to Order Resource of the type and scope set forth in Articles II and III hereof.

            (f) For purposes of this Section 4.13, EBIT shall have the meaning set forth in Section 1.2 hereof.

            (g) If Buyer exercises the Option, Buyer and FYI shall pay the members of Order Resource an amount equal to all federal and state tax credits and HubZone matters available to Order Resource and in place as of the closing of the Order Resource purchase which are similar to the programs referenced in Schedule 1.1, paragraph (d) hereof and utilized by Order Resource through July 2011, and the payments of such amounts shall be made on the same terms and conditions as described in Schedule 1.1, paragraph (d) hereof.

      4.14 Resale of FYI Stock. The Shareholders covenant to FYI and Buyer that
(i) they have received copies of and have reviewed FYI's Policy Against Trading on the Basis of Inside Information and its Stock Trading Policy for Directors, Officers and Other Members of Management and shall abide by all applicable provisions of such policies and (ii) for a period of six (6) months following the Closing, without the prior written consent of FYI, they shall not sell, assign, exchange, trade, transfer or distribute any of the shares of FYI Stock received by the Shareholders for the Company Shares. FYI nor Buyer shall have no obligation to register the shares of FYI Stock received by the Shareholders pursuant to this Agreement for resale pursuant to the 1933 Act or any state securities laws.

      4.15 Operations of the Companies. Unless the Shareholders' Representative provides his prior written consent, Buyer, FYI and the Companies agree that during the period from the Closing Date through the period for determination of the Thirty-Six Month Earnout (as defined in Schedule 1.1) no Company shall be required to (i) change the nature or line of business in which it is engaged in at Closing, (ii) accept business from FYI or any entity controlled by FYI on terms or conditions substantially dissimilar to the terms under which it accepts similar business from unaffiliated third parties or (iii) make capital expenditures other than in a manner consistent with its past practice; provided, however, that such consent shall not be required if the Companies' EBIT for two
(2) consecutive quarters during the term of the Earnout shall fail to meet eighty percent (80%) of the mutually agreed budget goals designed to achieve the EBIT Targets for the Annual Share Release or Revised Annual Share Release (each as defined on Schedule 1.1), whichever the case may be, for such quarterly periods.

      4.16 Credit and Debit Cards. The Company will cancel (with such cancellation to be effective at or within thirty (30) days following the Closing) any and all credit, debt, gas and other cards issued to or otherwise payable by the Company effective prior to the Closing. FYI and Buyer shall consult with the Companies as to which cards are to be replaced.

      4.17 Affiliated Leases. The Shareholders and Buyer agree that the Real Property Leases set forth on Schedule 4.17 ("the Affiliated Leases") shall each have five-year terms commencing at the Closing, and that with respect to each twelve-month period in which the Companies achieve the EBIT Targets set forth with respect to the Annual Share Release or Revised Annual Share Release in
Schedule 1.1, the terms of such Affiliated Leases shall be extended for one (1) year. At or within thirty (30) days following the Closing, the Shareholders shall cause such Affiliated Leases to be amended solely to reflect such lease terms as described above.

                                   ARTICLE V.

                       CONDITIONS TO OBLIGATIONS OF BUYER

      The obligation of Buyer to purchase the Company Shares, and to cause the other transactions contemplated hereby to occur at the Closing, shall be subject, except as Buyer may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the Companies and the Shareholders contained in Article II hereof:

      5.1 Representations and Warranties. Each representation and warranty of the Companies and the Shareholders contained in this Agreement and in any Schedule shall be true and correct when made, and shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

      5.2 Covenants of the Shareholders and the Companies. All of the terms, covenants, conditions and agreements herein on the part of the Shareholders and the Companies to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

      5.3 Certificates of the Companies and the Shareholders. There shall be delivered to Buyer certificates dated the Closing Date and signed by the Presidents of each of the Companies and the Shareholders thereof to the effect set forth in Sections 5.1 and 5.2, which certificate shall have the effect of a representation and warranty made by such Company and its Shareholders on and as of the Closing Date.

      5.4 Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted (i) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof,
(ii) which could, if adversely determined, result in any Material Adverse Effect or (iii) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of the ownership of the Company Shares.

      5.5 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for the Shareholders and the Companies to consummate the transactions contemplated hereby shall have been obtained and copies thereof shall be delivered to Buyer.

      5.6 Certificates. Each of the Companies and the Shareholders thereof shall have delivered to Buyer (i) certificates of the appropriate governmental authorities, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the existence and good standing of such Company in the jurisdiction of its incorporation and the jurisdictions in which it is qualified as set forth on Schedule 2.2 and attesting to the payment of all franchise taxes owed thereby; (ii) copies, certified by the Secretary of State of the jurisdiction of its incorporation as of a date not more than twenty (20) days prior to the Closing Date, of such Company's Articles of Incorporation and all amendments thereto; (iii) copies certified by the Secretary of such Company, dated the Closing Date, of the bylaws of such Company; and (iv) a certificate, dated the Closing Date, of the Secretary of such Company relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

      5.7 Estoppel Certificates. The Shareholders shall have delivered to Buyer duly executed estoppel certificates in form and substance satisfactory to Buyer from the lessors under each of the Real Property Leases.

      5.8 Final Financial Statements. Prior to the Closing Date, Buyer shall have had sufficient time to review the unaudited balance sheets, statements of income, cash flows and retained earnings of each of the Companies for the fiscal month ended December 31, 2000, disclosing no material adverse changes in the financial conditions thereof or the results of their operations from the financial statements as of November 30, 2000. The S Elections of the Companies shall be valid and in full force and effect and shall not have been revoked or terminated, and the parties shall have agreed to allocations of the consideration in accordance with Section 4.9(c) of the Agreement and shall have delivered to each other Schedule 4.9(c) to this Agreement.

      5.9 Compliance with Section 4.1. None of the Companies shall have entered into any agreement, commitment or transaction nor shall have taken any other action that would not be in compliance with each provision of Section 4.1.

      5.10 Opinion of Counsel. Buyer shall have received an opinion of Henry Watz Gardner Sellars & Gardner PLLC, counsel to the Shareholders and the Companies, dated the Closing Date and in form and substance satisfactory to Buyer, substantially to the effect that: (a) each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) the authorized capital stock of each of the Companies consists of the number of authorized shares with the par value and the number of outstanding shares as set forth with respect thereto in Schedule 2.3 hereof; to counsel's knowledge (subject to compliance with applicable federal and state securities laws), all of such shares are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights of any shareholder of any of the Companies; such shares are owned of record as set forth in Schedules 1.1 and 2.3 and such counsel has no knowledge of any outstanding securities convertible into, exchangeable for or carrying the right to acquire capital stock of the Companies, or any subscriptions, warrants, options, rights or other arrangements or commitments obligating any Company to issue or dispose of any capital stock or any ownership therein; (c) upon endorsement by the Shareholders of the Company Shares and delivery of the certificates representing the Company Shares in accordance with the terms of this Agreement, Buyer will be vested with good and marketable title to the Company Shares of each of the Companies, free and clear of any adverse claim; (d) the execution and delivery of this Agreement and all other agreements and documents contemplated hereby by the Companies and the Shareholders and the performance by the Companies and the Shareholders of their respective obligations under this Agreement and such other agreements and documents do not constitute a violation of or a default under the Companies' Charter Documents or any agreements, arrangements, commitments, orders, judgments or decrees to which any of the Companies is a party or by which it or its respective assets are bound of which such counsel has knowledge; (e) each of the Companies has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and documents contemplated hereby (to which each is a party); (f) the execution and delivery of this Agreement and the other agreements and documents by each of the Companies and the performance by such Company of its obligations hereunder and under the other agreements and documents have been duly authorized by all requisite corporate action on the part of such Company; (g) this Agreement and each other agreement and document contemplated hereby is a valid and binding obligation of the Companies and the Shareholders, respectively, enforceable against each of the Companies and each of the Shareholders (to the extent each is a party) in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws; (h) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened that are required by the terms of Section 2.16 to be described in Schedule 2.16 that are not described therein; and (i) no consent, approval, authorization or other action by, or filing with, any governmental authority, regulatory body or other person is required to be obtained by the Companies or the Shareholders in connection with the execution, delivery or performance by them of their respective obligations under this Agreement, except for such as have been duly obtained or made.

      5.11 No Material Adverse Effect. There shall not have been any Material Adverse Effect.

      5.12 No Transfers to Affiliates. Since December 31, 2000, except as otherwise expressly contemplated by this Agreement or as set forth on Schedule 5.12, the Companies shall not have distributed or transferred any of their assets or properties, or made any payments, to or for the benefit of any of their affiliates.

      5.13 Due Diligence Review.

            (a) The due diligence review of the Companies (including, without limitation, legal, financial, operational and environmental matters) to be conducted by or on behalf of Buyer shall have been completed in a manner satisfactory to Buyer and shall not reveal or produce adverse facts with respect to the Companies, their premises, business, operations, financial condition or prospects which are not otherwise disclosed in this Agreement or any Schedule attached.

            (b) No condition shall exist that was not disclosed in writing to Buyer prior to the date hereof that would have a Material Adverse Effect.

      5.14 Noncompetition Agreements. Each of the Shareholders shall have executed and delivered to Buyer a noncompetition agreement in the form attached hereto as Exhibit A (the "Noncompetition Agreements").

      5.15 Termination of Related Party Agreements and Benefit Plans. Except as disclosed on Schedule 5.15, all existing agreements between the Companies and the Shareholders or business or personal affiliates of the Companies or the Shareholders and all existing bonus and incentive plans and arrangements of the Companies shall have been cancelled or terminated.

      5.16 Shareholders' Release. The Shareholders shall have executed and delivered to Buyer immediately prior to the Closing Date an instrument dated the Closing Date in the form of Exhibit B hereto (the "Shareholders' Release") releasing the Companies from any and all claims of the Shareholders against the Companies and obligations of any of the Companies to the Shareholders, except for items specifically identified thereon or on Schedule 5.16 hereto as being claims of or obligations to the Shareholders.

      5.17 Broker Release. The Companies and the Shareholders shall have delivered to Buyer a broker release in the form attached hereto as Exhibit C (the "Broker Release") executed by each broker or agent set forth on Schedule
11.18 hereto releasing the Companies and Buyer from any and all claims of such broker or agent with respect to the fees, commissions and other amounts and expenses thereof that may be payable thereto in connection with the transactions set forth in this Agreement.

      5.18 Employment Agreements. Each of Bill Deaton and Chris Deaton shall have executed and delivered to Buyer employment agreements in the forms attached hereto as Exhibit D (the "Employment Agreements").

      5.19 Stock Certificates. The Shareholders shall have tendered certificates representing the Company Shares, duly endorsed in blank or accompanied by appropriate stock powers, in proper form for transfer, with all transfer taxes paid.

      5.20 Resignations and Releases of Directors and Officers. Buyer shall have received the resignations of and releases from each of the directors and officers of each of the Companies, effective as of the Closing.

      5.21 Allocations of Consideration. The parties shall have agreed to allocations of the Total Consideration, subject to adjustment upon any adjustments described in Article I hereof, in accordance with Section 4.9(c) of this Agreement and shall have delivered to each other Schedule 4.9(c).

                                  ARTICLE VI.

                 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

      The obligations of the Shareholders to sell the Company Shares and to cause the other transactions contemplated hereby to occur at the Closing shall be subject, except as the Shareholders may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing, except that no such waiver shall be deemed to affect the survival of the representations and warranties of FYI and Buyer contained in Article III hereof:

      6.1 Representations and Warranties. Each representation and warranty of FYI and of Buyer contained in this Agreement and in any Schedule shall be true and correct when made, and shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

      6.2 Covenants of FYI and Buyer. All of the terms, covenants, conditions and agreements herein on the part of FYI and of Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

      6.3 Certificate of Buyer. Each of FYI and Buyer shall have delivered to the Shareholders a certificate dated the Closing Date and signed by the President or a Vice President of FYI and of Buyer to the effect set forth in Sections 6.1 and 6.2, which certificate shall have the effect of a representation and warranty made by such party on and as of the Closing Date.

      6.4 Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof.

      6.5 Allocations of Consideration. The parties shall have agreed to allocations of the Total Consideration, subject to adjustment upon any adjustments described in Article I hereof, in accordance with Section 4.9(c) of this Agreement and shall have delivered to each other Schedule 4.9(c).

      6.6 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for Buyer to consummate the transactions contemplated hereby shall have been obtained and delivered to the Shareholders.

      6.7 Certificates. Each of FYI and Buyer shall have delivered to the Shareholders (i) a certificate of the appropriate governmental authority, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the existence and good standing of each of FYI and Buyer in the State of Delaware; (ii) copies, certified by the Secretary of State of Delaware as of a date not more than twenty (20) days prior to the Closing Date, of the certificate of incorporation and all amendments thereto of FYI and of Buyer;
(iii) copies, certified by the Secretary of FYI and the Secretary of Buyer, each dated the Closing Date, of the bylaws of FYI and Buyer; and (iv) certificates, each dated the Closing Date, of the Secretary of FYI and the Secretary of Buyer relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

      6.8 Effectiveness of Registration Statement. FYI's Form S-4 Registration Statement (Registration No. 333-92981) shall be effective under the 1933 Act and no SEC stop orders suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose instituted.

      6.9 Transfer of Funds and FYI Stock. FYI and Buyer shall have delivered to the Shareholders' Representative the cash and shares of FYI Stock specified in
Section 7.3 to be delivered at the Closing.

      6.10 Noncompetition Agreements. Buyer shall have executed and delivered to the Shareholders the Noncompetition Agreements.

      6.11 FYI Material Adverse Effect. There shall not have been any FYI Material Adverse Effect.

      6.12 Opinion of Counsel. The Companies and the Shareholders shall have received an opinion of Locke Liddell & Sapp LLP, counsel to FYI and Buyer, dated the Closing Date and in form and substance satisfactory to the Companies and the Shareholders, substantially to the effect that: (a) each of FYI and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) to counsel's knowledge (subject to compliance with applicable federal and state securities laws), all shares of FYI Stock to be issued to the Shareholders pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of FYI; (c) the execution and delivery of this Agreement and all other agreements and documents contemplated hereby by FYI and Buyer and the performance by FYI and Buyer of their respective obligations under this Agreement and such other agreements and documents do not constitute a violation of or a default under the certificates of incorporation or bylaws of FYI or Buyer, each as amended, or any agreements, arrangements, commitments, orders, judgments or decrees to which either of them is a party or by which either of them or their respective assets are bound of which such counsel has knowledge; (d) each of FYI and Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and documents contemplated hereby (to which each is a party); (e) the execution and delivery of this Agreement and the other agreements and documents by FYI and Buyer and the performance by FYI and Buyer of their respective obligations hereunder and under the other agreements and documents have been duly authorized by all requisite corporate action on the part of FYI and Buyer; (f) this Agreement and each other agreement and document contemplated hereby is a valid and binding obligation of FYI and Buyer, respectively, enforceable against FYI and Buyer (to the extent each is a party) in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws; and (g) to such counsel's knowledge, no consent, approval, authorization or other action by, or filing with, any governmental authority, regulatory body or other person is required to be obtained by FYI or Buyer in connection with the execution, delivery or performance by them of their respective obligations under this Agreement, except for such as have been duly obtained or made.

                                  ARTICLE VII.

                                    CLOSING

      7.1 Closing. Unless this Agreement is first terminated as provided in
Section 8.1, and subject to the satisfaction or waiver of all the conditions set forth in Articles V and VI, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Locke Liddell & Sapp LLP in Dallas, Texas, or such other place or by such other means (e.g., telecopy and overnight delivery of original execution materials) as is agreed to by Buyer and the Shareholders, on March 31, 2001, or such other date as the parties may agree upon in writing (the "Closing Date").

      7.2 Delivery of the Company Shares. At the Closing, each of the Shareholders shall deliver or cause to be delivered to Buyer the stock certificate(s) evidencing all of the Company Shares owned by such Shareholder, duly endorsed or accompanied by duly executed stock powers assigning the Company Shares to Buyer and otherwise in good form for transfer.

      7.3 Payments to the Shareholders. At the Closing, Buyer shall deliver, by wire transfer of immediately available funds to the accounts designated by the Shareholders' Representative, the $32,812,500 cash portion of the Total Consideration payable at the Closing (as adjusted pursuant to Section 1.2 hereof and less any amounts paid on behalf of the Shareholders to satisfy the Company's outstanding interest-bearing indebtedness as described in this Agreement).

                                 ARTICLE VIII.

                          TERMINATION PRIOR TO CLOSING

      8.1 Termination.

            (a) This Agreement may be terminated and abandoned at any time prior to the Closing:

                  (i) By the written mutual consent of FYI, Buyer and the
            Shareholders;

                  (ii) By FYI and Buyer on the Closing Date if any of the
            conditions set forth in Article V shall not have been fulfilled on or prior to the Closing Date;

                  (iii) By the Shareholders on the Closing Date if any of the
            conditions set forth in Article VI shall not have been fulfilled on or prior to the Closing Date;

                  (iv) By either FYI and Buyer or the Shareholders if the
            Closing shall not have occurred on or before March 31, 2001; and

                  (v) By FYI and Buyer, upon written notice to the Shareholders, if the examination of the Companies, including the assets, liabilities, operations, business and prospects thereof, by FYI and Buyer, or its representatives or agents, discloses the existence or nonexistence of any matters or things that, in the sole judgment of Buyer, would be reasonably likely to result in a material loss or damage to FYI, Buyer or a Company or a material diminution in value of any Company.

            (b) Any termination pursuant to this Article VIII shall be without prejudice to the terminating party's rights and remedies under this Agreement by reason of any violation of this Agreement occurring prior to such termination. In the event of a termination pursuant to this Article VIII, each party shall bear its own costs and expenses incurred with respect to the transactions contemplated hereby.

                                  ARTICLE IX.

                                INDEMNIFICATION

      9.1 Buyer's Losses.

            (a) Each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless FYI, Buyer, each Company of which he or she was a Shareholder immediately prior to the Closing, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all Buyer's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by each Company of which he or she was a Shareholder immediately prior to the Closing or the Shareholders thereof in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any schedule or certificate delivered pursuant hereto) being untrue or incorrect in any respect and without regard to any "knowledge," "materiality," "material adverse effect" or "substantial compliance" or similar exception or qualifier; (ii) any liability arising from or based upon the operation of each such Company of which he or she was a Shareholder immediately prior to the Closing through the Closing Date (other than ordinary operating, trade or contractual liabilities through the Closing Date arising in the ordinary course of the Companies' operations but including without limitation liabilities, obligations or commitments arising out of a breach, default or omission by the Company or the Shareholders with respect to such matters); (iii) the items described in Schedule 2.11,
      Schedule 2.16 or the third parenthetical of Section 2.8 relating to each such Company of which he or she was a Shareholder immediately prior to the Closing except in any instance and to the extent Buyer's Losses result from the negligence or misconduct of FYI or Buyer; (iv) any failure by each such Company of which he or she was a Shareholder immediately prior to the Closing or the Shareholders thereof to observe or perform its or their covenants and agreements set forth in this Agreement or in any other agreement or document executed by it or them in connection with the transactions contemplated hereby; (v) any liability arising from or based upon the engagement by each such Company of which he or she was a Shareholder immediately prior to the Closing or the Shareholders thereof of any broker or agent, whether or not disclosed on Schedule 11.18; (vi) any liability arising from or based upon the required consents set forth in Schedule 2.15 hereof and not obtained within thirty (30) days following the Closing with respect to Real Property Leases and sixty (60) days following the Closing with respect to all other items set forth on
      Schedule 2.15; or (vii)
      the MCI Telecommunications Corp. Inc. matter described in Section A.1 of
      Schedule 2.16, except in any instance and to the extent Buyer's Losses result from the negligence or misconduct of Buyer, FYI or their respective agents or attorneys (excluding for purposes of this exception the Shareholders in their capacities as agents of FYI and Buyer following the Closing).

            (b) "Buyer's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Shareholders' consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of FYI or Buyer or such other persons to indemnification hereunder.

      9.2 Environmental Indemnity.

            (a) Each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless FYI, Buyer, each Company of which he or she was a Shareholder immediately prior to the Closing, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all Environmental Costs (as defined below), arising in any manner in connection with: (i) the presence at or on any Subject Property of any Hazardous Substances or the release, leak, discharge, spill, disposal, migration or emission of Hazardous Substances from any such Subject Property prior to the Closing Date; (ii) the failure of each such Company of which he or she was a Shareholder immediately prior to the Closing to comply with any applicable Environmental Requirements prior to the Closing Date; or (iii) the transportation to, disposal at, or migration onto or into adjacent property or any off-site location of any Hazardous Substances from any Subject Property prior to the Closing Date, whether or not the transportation or disposal was conducted in full compliance with Environmental Requirements.

            (b) The obligations of this Section 9.2 shall include the obligation to defend the Indemnified Parties (as defined below) against any claim or demand for Environmental Costs, the obligation to pay and discharge any Environmental Costs imposed on Indemnified Parties, and the obligation to reimburse Indemnified Parties for any Environmental Costs incurred or suffered, provided in each instance that the claim for Environmental Costs arises in connection with a matter for which Indemnified Parties are entitled to indemnification under this Agreement. The obligation to reimburse the Indemnified Parties shall also include the costs and expenses (including, without limitation, reasonable attorneys' fees) to establish or enforce the rights of FYI, Buyer, each applicable Company or such other persons to indemnification hereunder.

            (c) "Environmental Costs" shall mean any of the following that arise in any manner regardless of whether based in contract, tort, implied or express warranty, strict liability, Environmental Requirements or otherwise: all liabilities, losses, judgments, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, reasonable attorneys' fees and the allocable cost of in-house counsel and fees and disbursements of environmental consultants, all costs related to the performance of any required or necessary assessment, investigation, remediation, response, containment, closure, restoration, repair, cleanup or detoxification of any impacted property, the preparation and implementation of any maintenance, monitoring, closure, remediation, abatement or other plans required by any governmental agency or by Environmental Requirements and any other costs recovered or recoverable under any Environmental Requirement), fines, penalties, or monetary sanctions. Environmental Costs shall include without limitation: (i) damages for personal injury or death, or injury to property or to natural resources; (ii) damage to real property or damage resulting from the loss of the use of all or any part of the property, including but not limited to business loss; and (iii) the cost of any demolition, rebuilding or repair of any property required by Environmental Requirements or necessary to restore such property to its condition prior to damage caused by an environmental condition or by the remediation of an environmental condition.

      9.3 Employee Compensation and Benefits. Each of the Shareholders, jointly and severally, agrees to indemnify and hold FYI, Buyer, each Company of which he or she was a Shareholder immediately prior to the Closing, and their respective directors, officers, employees, representatives, agents and attorneys harmless from, against and in respect of any and all claims made by employees of each such Company of which he or she was a Shareholder immediately prior to the Closing, regardless of when made, for wages, salaries, bonuses, pension, workmen's compensation, medical insurance, disability, vacation, severance, pay in lieu of notice, sick benefits or other compensation or benefit arrangements to the extent the same are based on employment service rendered to each such Company prior to the Closing Date or injury or sickness occurring prior to the Closing Date and are not reserved for on the Financial Statements (collectively, "Employee Claims").

      9.4 Seller Losses.

            (a) Each of FYI and Buyer, jointly and severally, agrees to indemnify and hold harmless the Shareholders and their respective agents and attorneys from, against and in respect of any and all Seller Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by FYI or Buyer in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any schedule or certificate delivered pursuant hereto) being untrue or incorrect in any respect and without regard to any "knowledge," "materiality," "material adverse effect" or "substantial compliance" or similar exception or qualifier;
      (ii) any failure by FYI or Buyer to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; or
      (iii) any liability for claims arising from or based upon the operation of the Companies subsequent to the Closing Date, except in any instance and to the extent Seller Losses result from the negligence or misconduct of the Shareholders or any of them or their respective agents or attorneys.

            (b) "Seller Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of FYI and Buyer, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the right of the Shareholders or such other persons to indemnification hereunder.

      9.5 Indemnification for Certain Tax Matters. Each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless FYI, Buyer, each Company of which he or she was a Shareholder immediately prior to the Closing, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of (i) any and all Tax liabilities of each such Company incurred prior to the Closing and not reserved for on the Effective Date Balance Sheet and (ii) the liability of Buyer or each such Company with respect to all Taxes, including interest and additions to Taxes, resulting from any final determination (or settlement) that the purchase and sale transaction set forth in this Agreement fails to qualify for tax treatment as a sale of assets under Section 338(h)(10) of the Code as a result of any breach of a representation, warranty or covenant of any such Company of which he or she was a Shareholder immediately prior to the Closing or of the Shareholders thereof (e.g., by virtue of a Company not being qualified under Subchapter S of the Code).

      9.6 Notice of Loss. Except to the extent set forth in the next sentence, a party to this Agreement will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within fifteen (15) days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article IX, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Buyer's Losses, Environmental Costs, Employee Claims and the matters described in Section 9.5, the Shareholders shall be the Indemnifying Party and FYI, Buyer and the Companies and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Party. With respect to Seller Losses, FYI and Buyer shall be the Indemnifying Party and the Shareholders and their respective agents and attorneys shall be the Indemnified Party.

      9.7 Right to Defend.

            (a) Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnified Party shall have thirty (30) days from receipt to elect whether or not to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, with the costs and expenses of such defense to be borne by the Indemnifying

      Party, and the Indemnifying Party must cooperate in any such defense or other action; provided, however, that upon prompt written request by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall permit the Indemnifying Party to assume the defense with counsel reasonably satisfactory to the Indemnified Party upon (i) the Indemnified Party determining in its reasonable judgment that it is not reasonably likely that there will be additional or differing legal defenses among the parties with respect to the matter to be indemnified against or that the interests of the Indemnified Party and the Indemnifying Party will differ in the defense of such matter, and (ii) the Indemnifying Party providing evidence to the Indemnified Party in form and substance reasonably satisfactory to it of the Indemnifying Party's financial capacity to assume the cost and expenses of such defense in an adequate fashion and to provide indemnification against the claims being contested. Such financial capacity shall be deemed satisfied if the Indemnifying Party presents evidence reasonably satisfactory to the Indemnified Party that it possesses net assets of an amount equal to or greater than the sum of the third party claims or amounts reasonably determined to be at issue and the anticipated costs and expenses of defending, contesting or otherwise protecting against the same. In the event the Indemnifying Party assumes the defense of such a matter, (i) such assumption must be effected within thirty (30) days of its receipt of notice of the applicable suit, action, investigation, claim or proceeding, and (ii) such assumption by the Indemnifying Party shall conclusively establish for purposes of this Agreement that the claims made in the proceeding are within the scope of and subject to indemnification hereunder. In the event the Indemnified Party reasonably determines that it is reasonably likely that there will be additional or differing legal defenses among the parties with respect to the matters to be indemnified against or that the interests of the parties will differ in the defense of such matter or matters, the Indemnified Party may, upon written notice to the Indemnifying Party, participate with the Indemnifying Party in the defense of such matter with separate counsel reasonably satisfactory to the Indemnifying Party or, at the option of the Indemnifying Party, assume the defense of such matter, in each event at the Indemnifying Party's expense. If the Indemnified Party is defending against the relevant suit, action, claim, investigation or proceeding, the Indemnifying Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but except as described above the Indemnified Party shall be entitled to control the defense unless otherwise determined by the Indemnified Party or if the Indemnified Party fails to assume defense of the matter.

            (b) In the event the Indemnified Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnifying Party shall defend, contest or otherwise protect against the same and make any compromise or settlement thereof, and shall pay all costs thereof, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if the Indemnifying Party has assumed the defense from the Indemnified Party under this Section 9.7(b), the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters under this
      Section 9.7(b), the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

      9.8 Cooperation. The parties acknowledge and agree that with respect to the period between the Effective Date and the Closing Date, they contemplate that the liabilities of the Companies arising or accrued for in the ordinary course of business consistent with past practice for such period are not to be the subject of indemnification by the Shareholders pursuant to this Article IX except as described in Section 9.1(a)(ii) hereof, and that it is extraordinary events, acts or omissions outside of the ordinary course of the operations of the Companies that are to be the subject of indemnification pursuant to this
Article IX for such Effective Date to Closing Date period. Each of FYI, Buyer, the Shareholders and the Companies, and each of their affiliates, successors and assigns, shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to the Environmental Protection Agency, Occupational Safety and Health Administration and Equal Employment Opportunity Commission matters.

      9.9 Limitations on Damages.

            (a) The persons or entities indemnified pursuant to this Article IX shall not assert any claim for indemnification hereunder until such time as and solely to the extent that the aggregate of all claims that such persons may have against the Indemnifying Party shall exceed $437,500 with respect to all claims, but upon reaching such amount, from the first dollar of all such claims (the "Basket"); provided, however, that the Basket shall not be applicable to claims based upon a breach of the representations and warranties set forth in Sections 2.1, 2.2 and 2.3 or Sections 3.1, 3.2 and 3.4 hereof or the matter described in Section 9.1(a)(vii) hereof; and provided further, that the maximum liability of an Indemnifying Party for indemnification under this Article IX shall be the sum of the Total Consideration actually paid plus the aggregate amount actually received by the Shareholders under paragraph (c) of Schedule 1.1 in accordance with the provisions thereof.

            (b) Buyer's Losses, Environmental Costs, Employee Claims, the matters set forth in Section 9.5 hereof and Seller Losses shall, in each event, be net of any insurance recoveries actually received by the Indemnified Party with respect to such losses or claims. An Indemnified Party shall use commercially reasonable efforts to obtain recovery under applicable insurance policies before seeking recovery from the Indemnifying Party under this Article IX.

                                   ARTICLE X.

                        THE SHAREHOLDERS' REPRESENTATIVE

      10.1 Appointment of the Shareholders' Representative. By the execution and delivery of this Agreement, each of the Shareholders hereby irrevocably constitutes and appoints Bill D. Deaton as his or her true and lawful agent and attorney-in-fact (the "Shareholders' Representative"), with full power of substitution in the premises, (i) to receive the Total Consideration, to make provision for the payment of, and to pay, all fees and expenses to be borne by the Shareholders as provided in Section 11.12 hereof from the proceeds of the Total Consideration, to effect adjustments to the Total Consideration in accordance with Sections 1.2 and 1.3 hereof; (ii) to waive or modify any condition to the obligations of the Shareholders to consummate the transactions contemplated by this Agreement; (iii) to execute and deliver all ancillary agreements, certificates and documents, and to make any representations or warranties therein, which the Shareholders' Representative may deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement; and (iv) to do or to refrain from doing any act or deed on behalf of the Shareholders that the Shareholders' Representative may, in his sole discretion, deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, as fully and as completely as each such Shareholder could do if personally present. Each of the Shareholders hereby acknowledges and agrees that, while the Shareholders' Representative shall act on behalf of the Shareholders in the manner that the Shareholders' Representative believes to be in the best interest of the Shareholders and consistent with their obligations under this Agreement, the Shareholders' Representative shall not be responsible to the Shareholders for any loss or damage that any of the Shareholders may suffer by reason of the exercise by the Shareholders' Representative of his rights or the performance of his duties under this Agreement, other than such loss or damage arising from gross negligence or willful misconduct in the exercise of such rights or performance of such duties. Further, the Shareholders hereby agree, severally and not jointly, to indemnify the Shareholders' Representative from and against any loss, damage, cost or expense, including attorneys' fees or expenses, which the Shareholders' Representative may incur or suffer that arise out of or relate to the exercise of his rights or the performance of his duties under this Agreement, other than such losses, damages, costs or expenses that the Shareholders' Representative may incur or suffer as a direct consequence of the Shareholders' Representative's gross negligence or willful misconduct in the exercise of such rights or performance of such duties. By execution and delivery of this Agreement, each of the Shareholders acknowledges that such Shareholder has read and understands this provision and has had the opportunity to have such Shareholder's independent counsel or other advisor review this Article X. Further, each Shareholder acknowledges and agrees, severally and not jointly, to indemnify and hold harmless FYI, Buyer, the Companies and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any loss, damage, cost or expense incurred or suffered thereby and arising out of any act or omission of the Shareholders' Representative acting in such capacity.

      10.2 Acceptance of Appointment. By execution and delivery of this Agreement, Bill Deaton hereby accepts appointment as the Shareholders' Representative and acknowledges and agrees that he shall exercise his rights and perform his duties under this Agreement in good faith and in the manner that he believes to be in the best interest of the Shareholders and consistent with their obligations under this Agreement. The Shareholders' Representative also agrees to provide the Shareholders with such information as they may reasonably request from time to time regarding the transactions contemplated by this Agreement and the performance by the Shareholders' Representative of its duties hereunder, including, without limitation, the payment of fees and expenses to be paid as provided in Section
11.12 and any adjustments to, and the distribution of, the Total Consideration under this Agreement.

      10.3 Appointment Independent, Severable and Binding. The provisions of this Article X are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolution, granted by the Shareholders to the Shareholders' Representative and shall be binding upon the heirs, legal representatives, successors and assigns of each of the Shareholders.

      10.4 Successor Shareholders' Representative. In the event that after the Closing the Shareholders' Representative is subsequently unwilling or unable to serve, then Judy Deaton shall be the successor Shareholders' Representative and shall possess all powers and responsibilities of the Shareholders' Representative as described in this Article X.

                                  ARTICLE XI.

                                 MISCELLANEOUS

      11.1 Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

      11.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any purported assignment in violation of this Section 11.2 shall be null and void.

      11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

      11.4 Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

      11.5 Construction. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision.

      11.6 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Buyer, the Companies and the Shareholders. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      11.7 Schedules, Etc. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein.

      11.8 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, (c) telecopying the same with electronic confirmation of receipt.

                  (i)   If to FYI or Buyer, addressed to it at:

                        F.Y.I. Incorporated
                        Image Entry Acquisition Corp.
                        3232 McKinney Avenue, Suite 1000
                        Dallas, Texas  75204
                        Telecopy No.:  (214) 953-7556
                        Attn:  General Counsel

                  with copies to:

                        Locke Liddell & Sapp LLP
                        2200 Ross Avenue, Suite 2200
                        Dallas, Texas  75201-6776
                        Telecopy No.: (214) 740-8800
                        Attn:  Kent Jamison, Esq.

                  (ii) If to the Shareholders, addressed to them at the respective addresses set forth on Schedule 1.1, with copies to counsel as set forth below:

                        G. Edward Henry II
                        Henry Watz Gardner Sellars & Gardner PLLC
                        Victorian Square, Suite 314
                        401 West Main Street
                        Lexington, Kentucky 40509
                        Telecopy No.:  (606) 255-8316

                  (iii) If to the Companies, addressed to it at:

                        Image Entry, Inc.
                        715 North Main Street
                        London, Kentucky  40741
                        Telecopy No.:  (606) 878-1889
                        Attn:  Mr. Bill D. Deaton

                        and marked "Personal and Confidential"

                        in each event, with copies to:

                        G. Edward Henry II
                        Henry Watz Gardner Sellars & Gardner PLLC
                        Victorian Square, Suite 314
                        401 West Main Street
                        Lexington, Kentucky 40509
                        Telecopy No.:  (606) 255-8316

or to such other address or counsel as any party hereto shall specify pursuant to this Section 11.8 from time to time.

      11.9 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS). ALL REMEDIES AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE SHALL BE CUMULATIVE AND MAY BE ENFORCED CONCURRENTLY OR FROM TIME TO TIME AND, SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT, THE ELECTION OF ANY REMEDY OR REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO PURSUE ANY OTHER AVAILABLE REMEDIES. SUBJECT TO SECTION 11.20 HEREOF, THE PARTIES AGREE THAT ANY DISPUTE, CONTROVERSY, LEGAL ACTION OR OTHER PROCEEDING THAT ARISES UNDER, RESULTS FROM, CONCERNS OR RELATES TO THIS AGREEMENT SHALL FIRST BE BROUGHT IN THE FEDERAL OR STATE COURTS IN AND OF THE STATE OF OHIO AND THE PARTIES HERETO DO HEREBY ACKNOWLEDGE THAT SAID COURTS HAVE JURISDICTION OVER SUCH DISPUTE OR CONTROVERSY AND HEREBY WAIVE ANY OBJECTION TO PERSONAL JURISDICTION OR VENUE IN SUCH COURTS OR THAT SUCH COURTS ARE AN INCONVENIENT FORUM; PROVIDED, THAT IF THE COURTS IN SUCH JURISDICTION DETERMINE THAT THEY LACK JURISDICTION, THEN SUCH DISPUTE, CONTROVERSY, LEGAL ACTION OR OTHER PROCEEDING SHALL THEREAFTER BE BROUGHT IN THE FEDERAL OR STATE COURTS IN AND OF THE STATE OF TEXAS IF ANY OF THE SHAREHOLDERS IS THE INITIATING PARTY AND IN THE FEDERAL OR STATE COURTS IN AND OF THE COMMONWEALTH OF KENTUCKY IF ANY OF FYI, BUYER OR A COMPANY (FROM AND AFTER THE CLOSING) IS THE INITIATING PARTY.

      11.10 Survival of Covenants, Agreements, Representations and Warranties.

            (a) Covenants and Agreements. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

            (b) Representations and Warranties. All representations and warranties contained herein shall survive the Closing and shall continue in full force and effect thereafter for a period of two (2) years following the Closing, except that (a) the representations and warranties contained in Section 2.8 hereof shall survive until the earlier of (i) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes to which such representations and warranties relate without an assertion of a deficiency in respect thereof by the applicable taxing authority or
      (ii) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom, (b) the representations and warranties contained in
      Section 2.11 hereof shall serve for a period of five (5) years following the Closing, (c) the representations and warranties contained in Section
      2.19 hereof shall survive until the expiration of the applicable period of the statutes of limitation applicable to ERISA matters, and (d) the representations and warranties contained in Sections 2.1, 2.2 and 2.3 shall survive indefinitely.

            (c) Claims Made Prior to Expiration. Notwithstanding the foregoing survival periods set forth in this Section 11.10, the termination of a survival period shall not affect the rights of an Indemnified Party in respect of any claim made by such party with specificity, in good faith and in writing to the Indemnifying Party in accordance with Sections 9.6 and 11.8 hereof prior to expiration of the applicable survival period.

      11.11 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement, in either case relating to or in connection with or arising out of this Agreement or the matters contained herein without obtaining the prior written approval of the other parties to the content and manner of presentation and publication thereof, which consent shall not be unreasonably withheld or delayed.

      11.12 Expenses. The Shareholders, on the one hand, and FYI and Buyer, on the other hand, shall be solely responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby.

      11.13 Third Party Beneficiaries. Except as otherwise specifically provided in Article IX, no individual or firm, corporation, partnership or other entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

      11.14 Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

      11.15 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party or parties should refuse to perform any of its or their obligations under this Agreement, the remedy at law would be inadequate and agrees that for breach of such provisions each party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief.

      11.16 Prorations. Any amounts prepaid by the Companies under the Real Property Leases and Contracts with respect to any period after the Closing shall be reimbursed to the applicable Shareholders at the Closing. The Shareholders shall reimburse Buyer for any amounts due under such Real Property Leases and Contracts with respect to any period before the Closing and paid by Buyer.

      11.17 Further Assurances. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, FYI, Buyer, the Companies or the Shareholders, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate or evidence the transactions contemplated hereby.

      11.18 Brokers and Agents. Except as disclosed on Schedule 11.18, each party represents and warrants that it has employed no broker or agent in connection with this transaction and agrees to indemnify and hold harmless the other parties against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

      11.19 Guaranty. All covenants, obligations, representations, warranties, and duties of Buyer herein are unconditionally and absolutely guaranteed by FYI. Further, FYI waives any right to require any Shareholder(s) to require that enforcement be brought against Buyer prior to FYI, it being understood that both FYI and Buyer are jointly and severally liable and responsible for all such covenants, obligations, representations, warranties and duties.

      11.20 Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Cincinnati, Ohio, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs of any arbitration proceeding and related attorneys' fees (including the allocable cost of in-house counsel) shall be borne by the party or parties not substantially prevailing in such proceeding as determined by the arbitrators.


                  [Balance of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    FYI:

                                    F.Y.I. INCORPORATED


                                    By:         /s/ Ed H. Bowman
                                        ----------------------------------------
                                    Name:       Ed H. Bowman
                                    Title:      President


                                    BUYER:

                                    IMAGE ENTRY ACQUISITION CORP.


                                    By:         /s/ Joe A. Rose
                                        ----------------------------------------
                                    Name:       Joe A. Rose
                                    Title:      Chief Executive Officer


                                    THE COMPANIES:

                                    IMAGE ENTRY INC.


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      President and Chief Executive
                                                Officer


                                    THE SHAREHOLDERS OF IMAGE ENTRY INC.:


                                          /s/ Bill D. Deaton
                                    --------------------------------------------
                                    Bill D. Deaton


                                          /s/ Judy A. Deaton
                                    --------------------------------------------
                                    Judy A. Deaton


                                          /s/ Christopher D. Deaton
                                    --------------------------------------------
                                    Christopher D. Deaton

                                          /s/ Jeremy M. Deaton
                                    --------------------------------------------
                                    Jeremy M. Deaton


                                          /s/ Lori Deaton-Orr
                                    --------------------------------------------
                                    Lori Deaton-Orr


                                    LUCILLE DEATON IRREVOCABLE FAMILY
                                    GSTT TRUST


                                    By:         /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:            Trustee


                                    IMAGE ENTRY OF OWSLEY COUNTY INC.


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:          Bill D. Deaton
                                    Title:         President and Chief Executive
                                                   Officer


                                    THE SHAREHOLDERS OF IMAGE ENTRY OF
                                    OWSLEY COUNTY INC.:


                                          /s/ Bill D. Deaton
                                    --------------------------------------------
                                    Bill D. Deaton


                                          /s/ Judy A. Deaton
                                    --------------------------------------------
                                    Judy A. Deaton


                                          /s/ Christopher D. Deaton
                                    --------------------------------------------
                                    Christopher D. Deaton


                                          /s/ Jeremy M. Deaton
                                    --------------------------------------------
                                    Jeremy M. Deaton

                                          /s/ Lori Deaton-Orr
                                    --------------------------------------------
                                    Lori Deaton-Orr


                                    TARA DEATON


                                    By:   /s/ Christopher D. Deaton
                                        ----------------------------------------
                                    Name:       Christopher D. Deaton
                                    Title:      Guardian


                                    LUCILLE DEATON IRREVOCABLE FAMILY
                                    GSTT TRUST


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      Trustee


                                    IMAGE ENTRY OF INDIANAPOLIS INC.


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      President and Chief Executive
                                                Officer


                                    THE SHAREHOLDERS OF IMAGE ENTRY OF
                                    INDIANAPOLIS INC.:


                                          /s/ Bill D. Deaton
                                    --------------------------------------------
                                    Bill D. Deaton


                                          /s/ Judy A. Deaton
                                    --------------------------------------------
                                    Judy A. Deaton


                                          /s/ Christopher D. Deaton
                                    --------------------------------------------
                                    Christopher D. Deaton


                                          /s/ Jeremy M. Deaton
                                    --------------------------------------------

                                    Jeremy M. Deaton


                                          /s/ Lori Deaton-Orr
                                    --------------------------------------------
                                    Lori Deaton-Orr


                                    LUCILLE DEATON IRREVOCABLE FAMILY
                                    GSTT TRUST


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      Trustee


                                    IMAGE ENTRY FEDERAL SYSTEMS INC.


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      President and Chief Executive
                                                Officer


                                    THE SHAREHOLDERS OF IMAGE ENTRY
                                    FEDERAL SYSTEMS INC.:


                                          /s/ Bill D. Deaton
                                    --------------------------------------------
                                    Bill D. Deaton


                                          /s/ Judy A. Deaton
                                    --------------------------------------------
                                    Judy A. Deaton


                                          /s/ Christopher D. Deaton
                                    --------------------------------------------
                                    Christopher D. Deaton


                                          /s/ Jeremy M. Deaton
                                    --------------------------------------------
                                    Jeremy M. Deaton


                                          /s/ Lori Deaton-Orr
                                    --------------------------------------------
                                    Lori Deaton-Orr

                                    TARA DEATON


                                    By:   /s/ Christopher D. Deaton
                                        ----------------------------------------
                                    Name:       Christopher D. Deaton
                                    Title:      Guardian


                                    LUCILLE DEATON IRREVOCABLE FAMILY
                                    GSTT TRUST


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      Trustee


                                    IMAGE ENTRY OF ARKANSAS INC.


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      President and Chief Executive
                                                Officer


                                    THE SHAREHOLDERS OF IMAGE ENTRY OF
                                    ARKANSAS INC.:


                                          /s/ Bill D. Deaton
                                    --------------------------------------------
                                    Bill D. Deaton


                                          /s/ Judy A. Deaton
                                    --------------------------------------------
                                    Judy A. Deaton


                                          /s/ Christopher D. Deaton
                                    --------------------------------------------
                                    Christopher D. Deaton


                                          /s/ Jeremy M. Deaton
                                    --------------------------------------------
                                    Jeremy M. Deaton

                                          /s/ Lori Deaton-Orr
                                    --------------------------------------------
                                    Lori Deaton-Orr


                                    IMAGE ENTRY OF ALABAMA INC.


                                    By:   /s/ Bill D. Deaton
                                        ----------------------------------------
                                    Name:       Bill D. Deaton
                                    Title:      President and Chief Executive
                                                Officer


                                    THE SHAREHOLDERS OF IMAGE ENTRY OF
                                    ALABAMA INC.:


                                          /s/ Bill D. Deaton
                                    --------------------------------------------
                                    Bill D. Deaton


                                          /s/ Judy A. Deaton
                                    --------------------------------------------
                                    Judy A. Deaton


                                          /s/ Christopher D. Deaton
                                    --------------------------------------------
                                    Christopher D. Deaton


                                          /s/ Jeremy M. Deaton
                                    --------------------------------------------
                                    Jeremy M. Deaton


                                          /s/ Lori Deaton-Orr
                                    --------------------------------------------
                                    Lori Deaton-Orr

                                    ANNEX I

                                TO THAT CERTAIN
                            STOCK PURCHASE AGREEMENT
                           DATED AS OF MARCH 31, 2001
                                  BY AND AMONG
                              F.Y.I. INCORPORATED
                         IMAGE ENTRY ACQUISITION CORP.
                                IMAGE ENTRY INC.
                       IMAGE ENTRY OF OWSLEY COUNTY INC.
                        IMAGE ENTRY OF INDIANAPOLIS INC.
                        IMAGE ENTRY FEDERAL SYSTEMS INC.
                          IMAGE ENTRY OF ARKANSAS INC.
                          IMAGE ENTRY OF ALABAMA INC.
                                      AND
                         THE SHAREHOLDERS NAMED THEREIN

                                  DEFINITIONS

      In this Agreement, the following terms shall have the meanings set forth below unless the context requires otherwise.

      "1933 Act" means the Securities Act of 1933, as amended, as described in
Section 3.4.

      "Acquisition Transaction" has the meaning given in Section 4.7.

      "Affiliated Leases" has the meaning given in Section 4.17.

      "Agencies" has the meaning given in Section 2.16.

      "Annual Share Release" has the meaning given in Schedule 1.1.

      "Basket" has the meaning given in Section 9.9.

      "Broker Release" means the Broker Release to be executed by each and every broker or agent of the Company and attached to this Agreement as Exhibit C, as described in Section 5.18.

      "Buyer" shall mean Image Entry Acquisition Corp., a Delaware corporation.

      "Buyer's Losses" has the meaning given in Section 9.1(b).

      "C Corporation Period" has the meaning given in Section 4.10.

      "Charter Documents" means, with respect to a Company, the true, complete and correct copies of such Company's Articles of Incorporation and its Bylaws, as described in Section 2.2.

      "Closing" means the closing of the transactions contemplated by this Agreement, as described in Section 7.1.

      "Closing Date" shall mean the date of the Closing, as described in Section 7.1.

      "Closing Price Adjustment" has the meaning given in Section 1.2.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" shall mean any of Image Entry Inc., a Kentucky corporation, Image Entry of Owsley County, a Kentucky corporation, Image Entry of Indianapolis Inc., an Indiana corporation, Image Entry Federal Systems Inc., a Kentucky corporation, Image Entry of Arkansas Inc., a Kentucky corporation, or Image Entry of Alabama Inc., an Alabama corporation as the context shall require, and "Companies" shall mean some or all of the foregoing, as the context shall require.

      "Company Shares" means the issued and outstanding shares of common stock or membership interests of the Companies, as described in Section 1.1.

      "Contracts" has the meaning given in Section 2.12(a).

      "C Short Year" has the meaning given in Section 4.10.

      "Earnout" means the Twelve-Month Earnout, Twenty-Four Month Earnout or the Thirty-Six Month Earnout as described in Schedule 1.1 (collectively, "Earnouts").

      "EBIT" has the meaning given in Section 1.2.

      "EBIT Target" has the meaning given in Schedule 1.1.

      "Effective Date" means January 1, 2001.

      "Effective Date Balance Sheets" means the balance sheets of the Companies at the close of business on the Effective Date, as described in Section 1.2.

      "Employee Claims" has the meaning given in Section 9.3.

      "Employment Agreements" means the Employment Agreements to be entered into between Buyer and each of Bill Deaton and Chris Deaton at the Closing and attached to this Agreement as Exhibit D, as described in Section 5.18.

      "Environmental Costs" has the meaning given in Section 9.2(c).

      "Environmental Information" has the meaning given in Section 4.4.

      "Environmental Requirements" has the meaning given in Section 2.11(b).

      "Equitable Exceptions" has the meaning given in Section 2.1.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as described in Section 2.19(a).

      "Financial Statements" has the meaning given in Section 2.5(a).

      "FYI" shall mean F.Y.I. Incorporated, a Delaware corporation.

      "FYI Material Adverse Effect" has the meaning given in Section 3.7.

      "FYI Stock" means the shares of common stock of FYI, $.01 par value per share, as described in Section 1.1.

      "GAAP" means generally accepted accounting principles consistently applied, as described in Section 1.1.

      "Group Member" has the meaning given in Section 2.19(c).

      "Hazardous Substance" has the meaning given in Section 2.11(b).

      "Image Alabama" means Image Entry of Alabama Inc., an Alabama corporation.

      "Image Arkansas" means Image Entry of Arkansas Inc., a Kentucky corporation.

      "Image Entry" means Image Entry Inc., a Kentucky corporation.

      "Image Federal" means Image Entry of Federal Systems Inc., a Kentucky corporation.

      "Image Indianapolis" means Image Entry of Indianapolis Inc., an Indiana corporation.

      "Image Owsley" means Image Entry of Owsley County Inc., a Kentucky corporation.

      "Intellectual Property" has the meaning given in Section 2.18(a).

      "IRS" means the United States Internal Revenue Service, as described in
Section 2.19(a).

      "Knowledge" with respect to the Companies shall mean the actual knowledge of members of the Companies' management with supervisory, oversight or reporting responsibilities.

      "Liens" has the meaning given in Section 2.3(b).

      "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), results of operations or prospects of the Companies taken as a whole.

      "Material Contracts" has the meaning given in Section 2.12(a).

      "Material Permits" has the meaning given in Section 2.7.

      "Noncompetition Agreements" means the Noncompetition Agreements to be entered into between Buyer and each of the Shareholders at the Closing and attached to this Agreement as Exhibit A, as described in Section 5.14.

      "Option" has the meaning given in Section 4.13(a).

      "Order Resource" has the meaning given in Section 2.3(a).

      "PBGC" means the Pension Benefit Guaranty Corporation, as described in
Section 2.19(a).

      "Plans" has the meaning given in Section 2.19(a).

      "Post-Option Exercise Earnout Payment" has the meaning set forth in
Section 4.13(b).

      "Pre-Option Exercise EBIT Payment" has the meaning set forth in Section 4.13(a).

      "Real Property" has the meaning given in Section 2.9(a).

      "Real Property Leases" has the meaning given in Section 2.10.

      "Receivables" means the accounts receivable of the Companies as of the Closing Date as set forth on the Effective Date Balance Sheets, as described in
Section 4.12.

      "Related Corporation" has the meaning given in Section 2.8(i).

      "Rollover" has the meaning given in Schedule 1.1.

      "S Corporation Period" has the meaning given in Section 4.10.

      "S Corporation Taxable Income" has the meaning given in Section 4.10.

      "SEC" means the United States Securities and Exchange Commission, as described in Section 3.6.

      "Seller Losses" has the meaning given in Section 9.4(b).

      "Shareholder Tax Returns" has the meaning given in Section 4.9(a).

      "Shareholders" shall mean Bill Deaton, Judy A. Deaton, Christopher D. Deaton, Lori Deaton-Orr, Jeremy M. Deaton, Christopher D. Deaton, as Guardian for Tara Deaton, a Minor Child, and the Lucille Deaton Irrevocable Family GSTT Trust, Bill D. Deaton as Trustee.

      "Shareholders' Release" means the Shareholders' Release to be executed by the Shareholders and attached as Exhibit B, as described in Section 5.17.

      "Shareholders' Representative" has the meaning given in Section 10.1.

      "S Short Year" has the meaning given in Section 4.10.

      "S Termination Date" has the meaning given in Section 4.10.

      "S Termination Year" has the meaning given in Section 4.10.

      "Subject Property" has the meaning given in Section 2.11(b).

      "Taxes" has the meaning given in Section 2.8(a).

      "Third Party Intellectual Property" has the meaning given in Section 2.18(a).

      "Thirty-Six Month Earnout" has the meaning given in Schedule 1.1.

      "Thirty-Six Month Earnout Payment" has the meaning given in Schedule 1.1.

      "Total Consideration" has the meaning given in Section 1.1.

      "Twelve-Month Earnout" has the meaning given in Schedule 1.1.

      "Twelve-Month Earnout Payment" has the meaning given in Schedule 1.1.

      "Twenty-Four Month Earnout" has the meaning given in Schedule 1.1.

      "Twenty-Four Month Earnout Payment" has the meaning given in Schedule 1.1.

                     LIST OF OMITTED EXHIBITS AND SCHEDULES

Exhibit A                 Non-Competition Agreements
Exhibit B                 Shareholder's Release
Exhibit C                 Broker Release
Exhibit D                 Employment Agreements

Schedule 1.1 List of shareholders, descriptions relating to the delivery by F.Y.I. of $32,812,500 in cash consideration at the Closing, calculations, conditions, financial targets and potential offsets related to the delivery of up to $10,937,500 in shares of F.Y.I. common stock payable at designated times over an approximate three year period following the Closing, and a description of the additional earnout opportunities based on the performance of the acquired companies over each of the three years following the Closing.
Schedule 2.2              Organization, Existence and Good Standing of the
                          Company
Schedule 2.3              Capital Stock of the Companies
Schedule 2.5              Financial Statements
Schedule 2.6              Accounts and Notes Receivable
Schedule 2.7              Permits and Intangibles
Schedule 2.8              Tax Matters
Schedule 2.9              Assets and Properties
Schedule 2.10             Real Property Leases; Options
Schedule 2.11             Environmental Laws and Regulations
Schedule 2.12             Contracts
Schedule 2.13             No Violations
Schedule 2.14             Government Contracts
Schedule 2.15             Consents
Schedule 2.16             Litigation and Related Matters
Schedule 2.17             Compliance with Laws
Schedule 2.18             Intellectual Property Rights
Schedule 2.19             Employee Benefit Plans
Schedule 2.20             Employees; Employee Relations
Schedule 2.21             Insurance
Schedule 2.22             Interests in Customers, Suppliers, Etc.
Schedule 2.23             Business Relations
Schedule 2.24             Officers and Directors
Schedule 2.25             Bank Accounts and Powers of Attorney
Schedule 2.26             Absence of Certain Changes or Events
Schedule 2.27             Document Management Services and Storage
Schedule 2.29             Authority; Ownership; Other Interests
Schedule 2.32             Absence of Claims Against the Company
Schedule 3.3              Consents
Schedule 3.6              Business; Real Property; Material Agreements;
                          Financial Information
Schedule 3.7              Conformity with Law and Litigation
Schedule 4.1              Course of Conduct by the Companies
Schedule 4.9              Preparation and Filing of Tax Returns
Schedule 4.11             Loan Agreement and Other Obligations
Schedule 4.17             Affiliated Leases
Schedule 5.12             No Transfers to Affiliates
Schedule 5.15             Termination of Related Party Agreements and Benefit
                          Plans

Schedule 5.16             Shareholders' Release
Schedule 11.18            Brokers and Agents